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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Select Energy Services, Inc.
1233 West Loop South, Suite 1400
Houston, Texas 77027

Dear Fellow Stockholder:

        It is my pleasure to invite you to attend the 2020 Annual Meeting of Stockholders of Select Energy Services, Inc. (the "Annual Meeting") to be held on May 8, 2020, at 9:00 a.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027.

        The following Notice of Annual Meeting describes the business to be conducted at the 2020 Annual Meeting of Stockholders. We encourage you to review the materials and vote your shares.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE "FOR" PROPOSALS 1, 2 AND 3 DESCRIBED IN THE PROXY STATEMENT.

        The Board has fixed the close of business on March 12, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of March 12, 2020 in order to be admitted to the meeting.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.

        We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus pandemic (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the Investor Relations section of our website at https://investors.selectenergyservices.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. If we hold our Annual Meeting partially or solely by means of remote communication, it is currently our intent to resume in person meetings with our 2021 annual meeting and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

        Thank you for your continued support of Select Energy Services, Inc.

Sincerely,

John Schmitz Chairman of the Board

VOTING YOUR SHARES IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE. YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING
INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2020

        NOTICE IS HEREBY GIVEN that the Board of Directors (our "Board") of Select Energy Services, Inc., a Delaware corporation ("Select Energy Services" or the "Company") has called the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, which will be held on May 8, 2020 at 9:00 a.m., local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027, to consider the following proposals:

  1.
  To elect the director nominees named in this Proxy Statement to our Board;

  2.
  To ratify the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2020;

  3.
  To approve an amendment to the Select Energy Services 2016 Equity Incentive Plan (our "2016 Equity Incentive Plan") to increase the number of shares of Select Energy Services Class A common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying Proxy Statement more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.

        Only holders of common stock of record at the close of business on March 12, 2020, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For security purposes, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport, to gain admission to the Annual Meeting. Packages, boxes, handbags, briefcases and other items are subject to inspection.

        Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.

By Order of the Board of Directors,

Adam R. Law Senior Vice President, General Counsel & Corporate Secretary

This proxy statement is dated March 27, 2020 and is being furnished or mailed with the form of proxy beginning on March 27, 2020.

IMPORTANT NOTICE

        Voting your shares is important. If you do not expect to attend the Annual Meeting of Stockholders or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2020

        This Proxy Statement is furnished to stockholders of Select Energy Services for use at its Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 8, 2020, at 1233 West Loop South, Suite 600, Houston, Texas 77027, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March 27, 2020.

i

Proxy Statement
For
2020 Annual Meeting of Stockholders
To be held on May 8, 2020

        The Board of Directors (our "Board") of Select Energy Services, Inc. (which we refer to as "Select Energy Services," the "Company," "we," "our" or "us") is furnishing this proxy statement to you over the Internet or delivering this proxy statement to you by mail in connection with the solicitation of proxies by our Board and the solicitation of voting instructions, in each case for use at the 2020 Annual Meeting of Stockholders to be held on May 8, 2020, and at any adjournments or postponements thereof.

        On or about March 27, 2020, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of 2020 Annual Meeting of Stockholders and this proxy statement; and (2) our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.

Summary Information Regarding 2020 Annual Meeting of Stockholders

Date and Time:	May 8, 2020, 9:00 a.m. local time
Location:	1233 West Loop South, Suite 600, Houston, Texas 77027
Record Date:	March 12, 2020
Voting Methods:

Internet	Telephone	Mail	In Person

Visit www.proxyvote.com

Available until 11:59 p.m.
Eastern time on May 7, 2020.
You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.
Call 1-800-690-6903

Available until 11:59 p.m.
Eastern time on May 7, 2020.
	You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.	Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you plan to attend to vote in person, you will need to present at the meeting evidence of your share ownership and a valid, government-issued photo identification.

 INFORMATION ABOUT THE PROXY PROCESS AND VOTING

What is a proxy and what is a proxy statement?

        A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

        The rules of the U.S. Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.

Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

        We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.

How can I access the proxy materials over the Internet?

        Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2020 Annual Meeting of Stockholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at https://investors.selectenergyservices.com.

        Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

        If you receive a Notice of Internet Availability of Proxy Materials by mail, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our annual report, proxy statement and proxy card by mail.

What is a record date and who is entitled to vote at the meeting?

        A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The record date for the 2020 Annual Meeting is March 12, 2020 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Select Energy Services' Class A common stock and Class B common stock (collectively, the "common stock") as of the close of business on March 12, 2020 are entitled to receive notice of and to vote at the 2020 Annual Meeting and at any adjournments or postponements thereof.

How many shares can be voted and what is a quorum?

        You are entitled to one vote for each share of Select Energy Services' common stock that you owned as of the close of business on March 12, 2020, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were 104,541,957 shares of our common stock outstanding and entitled to vote at the 2020 Annual Meeting and approximately 155 holders of record and approximately 5,474 beneficial owners holding shares in "street name."

        A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the 2020 Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2020 Annual Meeting, or 52,270,979 shares of our common stock based on the record date of March 12, 2020, will constitute a quorum to hold the 2020 Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2020 Annual Meeting and counted toward the quorum.

What different methods can I use to vote my shares?

        You have a choice of voting your shares:

  •
  Over the Internet;

  •
  By telephone;

  •
  By mail; or

  •
  In person at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your particular situation.

If you vote your shares over the Internet or by telephone,
you should not return a proxy/voting instruction card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a "vote instruction form" provided to you.

How do I vote my shares if I am a "stockholder of record" (shares registered in my name)?

        Voting over the Internet.    Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

        Voting by telephone.    Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

        Voting by mail.    You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you can vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

        Voting in person at the meeting.    If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport.

How do I vote my shares if I am a "beneficial owner" (shares held in "street name")?

        Voting over the Internet, by telephone or by mail.    If your shares are registered or held in the name of your broker, bank or other nominee ("street name"), you have the right to direct your broker, bank or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, a large number of brokerage firms and banks are participating in Internet or telephone voting programs. These programs provide eligible "street name" stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks are participating in these programs.

        Voting in person at the meeting.    If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank or other nominee to obtain a broker's proxy and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver's license or passport, and your account statement or other evidence of your share ownership.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone or, if you are a stockholder of record, by attending the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by sending a written notice of revocation prior to the Annual Meeting to the attention of the Company's Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

        Please note, however, that if your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such representative.

What happens if I do not indicate how to vote my proxy?

        If you sign your proxy card without providing further instructions, your shares will be voted:

  •
  "FOR" the election of the director nominees named in this proxy statement to hold office until our 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  "FOR" the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  "FOR" the approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares.

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How will my shares be voted if I do not provide instructions to my broker?

        It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under New York Stock Exchange ("NYSE") rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on "routine" matters, but not on "non-routine" matters. Under NYSE rules as currently in effect, "routine" matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020 is the only proposal set forth in this proxy statement that is considered "routine" under NYSE rules. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020. Under NYSE rules, the proposal to elect the nominees for director named in this proxy statement and the proposal to approve an amendment to our 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares, as disclosed in this proxy statement are not "routine" and your broker, bank or other nominee will not have the discretion to vote your shares on these proposals.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?

        If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Select Energy Services' common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., which may be reached by telephone at 1-720-378-5591, by email at shareholder@broadridge.com or over the Internet at https://www.shareholder.broadridge.com.

How does the Board recommend that I vote my shares?

        A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board's recommendations. The Board's recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  Proposal 1—FOR the election of the director nominees named in this proxy statement to hold office until our 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  Proposal 2—FOR the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  Proposal 3—FOR the approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares.

        If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. At the date of this proxy statement, the Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.

Who may vote during the Annual Meeting?

        Stockholders who owned shares of the Company's common stock as of the close of business on March 12, 2020 are entitled to vote during the Annual Meeting. As of the Record Date, there were 104,541,957 shares of our common stock issued and outstanding.

How many votes must be present to hold the Annual Meeting?

        Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all three proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton LLP to serve as our independent registered public accounting firm. On March 12, 2020, there were 104,541,957 shares of the Company's common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual

Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 52,270,979 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.

How many votes do I have?

        Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management."

What is the proxy card?

        The proxy card enables you to appoint John D. Schmitz, the Company's Chairman of the Board, and Holli C. Ladhani, the Company's President and Chief Executive Officer, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Schmitz and Ms. Ladhani to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

Is my vote kept confidential?

        To the extent possible, proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Who will tabulate and oversee the vote?

        Representatives of Broadridge Corporate Issuer Solutions, Inc. will tabulate and oversee the vote.

Do I need an admission ticket to attend the Annual Meeting?

        All stockholders are welcome to attend the Annual Meeting. Because seating is limited, admission will be on a first-come, first-served basis. No ticket is required for admission to the Annual Meeting. You will be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport, to gain admission to the Annual Meeting. Additionally, for security purposes, packages, boxes, handbags, briefcases and other items are subject to inspection.

Where can I find the voting results of the Annual Meeting?

        We intend to announce the preliminary voting results at the Annual Meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which we will file with the SEC and make available through the Investors section of our website at https://investors.selectenergyservices.com/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who can help answer my questions?

        Stockholders who have questions about the proposals described in this proxy statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or

by sending a letter to Mr. Law at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

ANNUAL MEETING

Date, Time, Place and Purpose of the Annual Meeting

        The Annual Meeting will be held on May 8, 2020, at 9:00 a.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

  •
  Proposal 1—the election of the director nominees named in this proxy statement to hold office until our 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  Proposal 2—the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  Proposal 3—the approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares.

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at https://investors.selectenergyservices.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. If we hold our Annual Meeting partially or solely by means of remote communication, it is currently our intent to resume in person meetings with our 2021 annual meeting and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

        It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Annual Meeting, as such number will be required in order for stockholders to gain access to any meeting held partially or solely by means of remote communication.

Could other matters be decided at the meeting?

        At the date of this proxy statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this proxy statement and did not intend to bring before the Annual Meeting any matter other than the proposals described in this proxy statement.

        The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Attendance at the Annual Meeting

  •
  You will need proof of ownership and valid government-issued picture identification to enter the Annual Meeting.

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  If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Select Energy Services common stock, as of March 12, 2020, to be admitted to the Annual Meeting.

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  If you have any questions about attending the Annual Meeting, you may contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

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  Packages, boxes, handbags, briefcases and other items are subject to inspection at the Annual Meeting.

Solicitation of Proxies

        We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

MISCELLANEOUS MATTERS

        Annual Report on Form 10-K—Our Annual Report on Form 10-K for our fiscal year ended December 31, 2019 has been filed with the SEC and is available on the Investors section of our website at https://investors.selectenergyservices.com/sec-filings or on the SEC's website at https://www.sec.gov/. We will gladly furnish to any stockholder, without charge, a copy of our most recent Annual Report on Form 10-K (including the financial statements and schedules thereto) upon written request from the stockholder addressed to: ir@selectenergyservices.com or by writing to our Investor Relations Department at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027.

        Stockholder List—A list of our stockholders of record as of the record date of March 12, 2020 will be available for examination for any purpose germane to the 2020 Annual Meeting of Stockholders during normal business hours at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027, at least 10 calendar days prior to, and also at, the 2020 Annual Meeting of Stockholders.

        Principal Offices—Our principal executive offices are located at 1233 West Loop South, Suite 1400, Houston, Texas 77027. Our telephone number is 713-235-9500.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The Board currently consists of nine members. On March 24, 2020, director Adam J. Klein notified the Board that he will not stand for reelection and will retire from the Board effective as of the date of the Annual Meeting. Mr. Klein's decision not to stand for reelection was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company's operations, policies or practices. The Board, on the recommendation of the Nominating and Governance Committee, has decided to nominate one new director who was not previously a director of the Company to serve on the Board. The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2021 annual meeting.

        At the recommendation of the Nominating and Governance Committee, the Board has nominated John D. Schmitz, Holli C. Ladhani, David C. Baldwin, Richard A. Burnett, Robert V. Delaney, Keith O. Rattie, Troy W. Thacker, David A. Trice, and Douglas J. Wall for election as directors to serve until our 2021 annual meeting or until their successors are elected and qualified.

        Each of the director nominees receiving a plurality of the votes at the Annual Meeting will be elected. The Board recommends a vote "FOR" each nominee. All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company's directors and executive officers, by blood, marriage or adoption.

        The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as our directors.

        Biographical information for each nominee is contained in the "Board of Directors Nominees" section below.

Vote Required

        The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.

        The nominees for director, each of whom has consented to serve, if elected, are as follows:

BOARD OF DIRECTORS' NOMINEES

Name	Age	Position
John D. Schmitz	59	Chairman of the Board
Holli C. Ladhani	49	President, Chief Executive Officer and Director
Robert V. Delaney	62	Director
David C. Baldwin	57	Director
Douglas J. Wall	67	Director
Richard A. Burnett	46	Director
Keith O. Rattie	66	Director
David A. Trice	71	Director
Troy W. Thacker	47	Director Nominee

        John D. Schmitz—Chairman of the Board.    Mr. Schmitz has served as Chairman of the Board since December 31, 2019, and previously served as our Executive Chairman from November 2017 until December 31, 2019. Prior to the Company's combination (the "Rockwater Merger") with Rockwater Energy Solutions, Inc. ("Rockwater"), Mr. Schmitz served as our Chief Executive Officer and Chairman since November 2016 and served as the Chief Executive Officer and Chairman of SES Holdings since we were originally founded as Peak Oilfield Services, LLC and began operations in 2007. After Mr. Schmitz founded our predecessor, he led the transformation of our assets and operations through a series of strategic acquisitions designed to enhance the Company's total water solutions offerings. Prior to founding us and our predecessors, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc. ("Complete") (formerly NYSE: CPX) before its sale to Superior Energy Services, Inc. (NYSE: SPN) in February 2012). Mr. Schmitz's involvement with Complete originated when his initial oilfield services holding company, BSI Holdings, Inc., was recapitalized by SCF Partners, L.P. ("SCF Partners") in 2003 and was rebranded underneath the Complete Energy Services, Inc. umbrella. Mr. Schmitz founded Brammer Supply, Inc., the predecessor to BSI Holdings, Inc., in 1983 and spent the 20 years thereafter growing the Company, both organically and through acquisitions, into an integrated wellsite service provider with over 16 locations in North and East Texas, Oklahoma and Louisiana. Mr. Schmitz was also responsible for the founding and subsequent recapitalization of Allied Production Solutions, LP, a production surface tank equipment manufacturer, which ultimately merged into Forum Energy Technologies, Inc. ("Forum") (NYSE: FET) in August 2010. Mr. Schmitz is the founder and Chairman of Silver Creek Oil & Gas, an exploration and production company.

        Mr. Schmitz is the founder and President of: (i) B-29 Family Holdings, LLC, the family office representing the business interests of John and Steve Schmitz, (ii) B-29 Investments, LP, the private equity arm of Mr. Schmitz's family office, and (iii) Sunray Capital, LP, a subsidiary of B-29 Investments, LP that contains privately held interests in various oil and gas investments. Through Mr. Schmitz's oversight of these investment holding companies, he has been instrumental in the successful closing of numerous upstream and midstream transactions including the sales of property packages across the Barnett, Eagle Ford, and Fayetteville basins to EOG Resources, Chesapeake Energy, and XTO Energy, respectively, and the sale of Cimarron Gathering, LP, a natural gas pipeline company, to Copano Energy, LLC (formerly NASDAQ: CPNO). Mr. Schmitz has served on the Board of Forum since September 2010 and serves on the board of multiple private oil and gas companies.

        As of January 1, 2020, Mr. Schmitz became the chief executive officer of Endurance Lift Holdings, LLC, which is the holding company for Bell Supply Company, LLC and Endurance Lift Solutions, LLC. Bell Supply Company is a retailer and distributor of parts and supplies for the oil and gas industry. Endurance Lift Solutions focuses on a variety of different types of artificial lift offerings.

        As our founder, Mr. Schmitz is a main driving force behind our success to date. Mr. Schmitz has successfully grown our company through his vision, leadership skills and business judgment, and for this reason we believe Mr. Schmitz is a valuable asset to our board and is the appropriate person to serve as our Chairman of the Board.

        Holli C. Ladhani—President, Chief Executive Officer and Director.    Ms. Ladhani has served as our President, Chief Executive Officer and as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Ms. Ladhani served as the President and Chief Executive Officer of Rockwater and as a member of the Rockwater board of directors since May 6, 2015. She was appointed Chairman of the Rockwater board of directors in January 2017. Ms. Ladhani held various positions at Rockwater since its formation in 2011 including Executive Vice President—Chemical Technologies and Chief Financial Officer. Prior to joining Rockwater, Ms. Ladhani served as Executive Vice President and Chief Financial Officer of Dynegy Inc. ("Dynegy"), a position she held since November 2005. She previously held various finance positions with Dynegy, including Senior Vice President, Treasurer and Controller from 2000 to 2005. Prior thereto, Ms. Ladhani was employed by PricewaterhouseCoopers, LLP from 1992 to 2000 and held positions with varied levels of responsibility up to Senior Manager in the audit practice, where she focused on the energy sector, including exploration and production, chemicals and refining. A certified public accountant, she received her B.B.A. in Accounting from Baylor University and her M.B.A. (Jones Scholar) from Rice University. Ms. Ladhani serves on the board of Noble Energy Inc. (NYSE: NBL), an independent oil and natural gas exploration and production company, on the Board of Trustees at Rice University and previously served on the board of Rosetta Resources Inc.

        Ms. Ladhani successfully grew Rockwater through her vision, leadership skills and business judgment, and for this reason we believe Ms. Ladhani is a valuable asset to our board and is the appropriate person to serve as President and Chief Executive Officer and as a member of our Board.

        Robert V. Delaney—Director.    Mr. Delaney became a member of our Board in November 2016 and serves as the chairman of our Compensation Committee. Prior to our incorporation, Mr. Delaney served on the board of SES Holdings beginning in May 2010. Mr. Delaney is a partner at Crestview Partners and serves as the head of its energy strategy. Prior to joining Crestview Partners in 2007, Mr. Delaney was a partner at Goldman Sachs & Co., where he served in a variety of leadership positions including head of the corporate private equity business in Asia, head of the Leveraged Finance Group and co-head of the Structured Finance Group, which provided project financing for the energy, power and infrastructure sectors. Mr. Delaney received an M.B.A. from Harvard Business School. He received an M.S. in accounting from NYU Stern School of Business, and an A.B. from Hamilton College.

        Mr. Delaney's extensive transactional and investment banking experience, his experience as a private equity investor and his experience with our business enable Mr. Delaney to provide valuable insight regarding complex financial and strategic issues in our industry and make him well-qualified to serve on our Board.

        David C. Baldwin—Director.    Mr. Baldwin has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Baldwin served as a member of the Rockwater board of directors since its formation in June 2011. He is currently the Co-President of SCF Partners, Inc. and prior to that served as Managing Director since 1998 and in various other positions since 1991 and is responsible for overseeing U.S.-based investments and creating investment platforms around emerging energy trends. Mr. Baldwin began his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners, a global venture capital firm and early investor of SCF Partners, Inc. Mr. Baldwin received his M.B.A. from the University of Texas, as well as a B.S. in Petroleum Engineering. He currently serves on the board of directors of Forum, Nine Energy Service, Inc. (NYSE: NINE), Frontier Tubular Solutions and Pro

Directional Drilling. Additionally, he is a Trustee of The Center, The Center Foundation, The Baylor College of Medicine and Baylor St. Luke's Medical Center Hospital.

        We believe Mr. Baldwin's experience as a private equity investor and his experience with our business and industry brings valuable experience and insight to our Board.

        Douglas J. Wall—Director.    Mr. Wall rejoined our Board in November 2016, having previously served on the board of SES Holdings from January 2012 through December 2014. Mr. Wall formerly served as President and Chief Executive Officer of Patterson-UTI Energy, Inc. from October 2007 through September 2012, after joining the Company as Chief Operating Officer in April 2007. He joined Patterson-UTI Energy, Inc. after a sixteen-year career with Baker Hughes, Inc., most recently as Group President, Completions & Production. In that role he was responsible for the operations of Baker Oil Tools, Inc., Baker Petrolite Corporation, and Centrilift, Inc., as well as the company's production optimization efforts. From 2003 to 2005, Mr. Wall was President of Baker Oil Tools, Inc., and from 1997 to 2003, he was President of Hughes Christensen Company. From 1991 to 1997, he was President and Chief Executive Officer of Western Rock Bit Company Ltd., then Hughes Tool Company's distributor in Canada. Prior to joining Baker Hughes, Inc. and its predecessors, Mr. Wall held a variety of senior executive positions with oilfield service companies in Canada. He began his career in the drilling industry in 1978 with ATCO Drilling (previously Thomson Drilling) and later spent 10 years with Adeco Drilling & Engineering Company Ltd., an affiliate of Parker Drilling Company.

        Since May 2014, Mr. Wall has served on the board of directors of Fugro N.V., a Dutch-based company involved in the geotechnical, survey, subsea and seismic business. Additionally, from August 2016 through April 2017, Mr. Wall served on the board of directors of Seventy Seven Energy Inc., an Oklahoma-based oilfield services company providing drilling, pressure pumping, oilfield rental tools and other services to U.S. onshore exploration and production companies. Mr. Wall received a B.A. in Economics from the University of Calgary and an M.B.A. in Finance and Marketing from the University of Alberta.

        We believe Mr. Wall's extensive experience as a public energy company executive and his service on multiple public company boards brings valuable experience and insight to our Board.

        Richard A. Burnett—Director.    Mr. Burnett joined our Board in November 2016 and serves as the chairman of our Audit Committee. Mr. Burnett is currently the President and Chief Executive Officer of Silver Creek Oil & Gas, LLC, a position he has held since November 2019. Mr. Burnett was previously the Chief Financial Officer of Covey Park Energy, a private exploration and production company sponsored by Denham Capital, from June 2017 to October 2019. Prior to joining Covey Park, Mr. Burnett served as Chief Financial Officer of Texas Double Eagle Energy Holdings II, a U.S. onshore exploration and production partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2018. Prior to Double Eagle Energy Holdings II, Mr. Burnett spent three years at EXCO Resources, Inc., a publicly-traded U.S. onshore exploration and production company, from November 2013 through August 2016, serving as Vice President, Chief Financial Officer and Chief Accounting Officer.

        From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, Mr. Burnett served as the Partner in charge of the Energy Audit Practice within the Dallas/Ft. Worth Business Unit. Prior to joining KPMG LLP in 2002, Mr. Burnett spent time at Arthur Andersen LLP and Marine Drilling Companies, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas. Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.

        Mr. Burnett brings extensive business and financial expertise to our board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries. For these reasons we believe he is well-qualified to serve on our Board.

        Keith O. Rattie—Director.    Mr. Rattie has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Rattie served as a member of the Rockwater board of directors since September 2011. He currently serves on the board of directors of Valaris Plc (f/k/a Ensco Plc), where he has served on the audit committee since 2011. Since June 2019, Mr. Rattie has served on the board of directors of Devon Energy (NYSE: DVN) and as a member of the audit committee and reserves committee. Mr. Rattie previously served as a director, member of the audit committee and chair of the nomination and governance committee for EP Energy Corporation from January 2015 to November 2017. He also served on the board of directors for Questar Corporation from 2001 to 2014, as Chairman of the Board from 2003 to 2012; as President from 2001 to 2010 and as President and Chief Executive Officer from 2002 to 2010. He served as Chairman of the Board for QEP Resources, Inc. from 2010 to 2012 and as a director from 2010 to 2014. He previously served as a director of Zions First National Bank from 2002 to 2015 and as a director of the National Petroleum Council and the Gas Technology Institute. Mr. Rattie is a former Chairman of the Interstate Natural Gas Association of America. Mr. Rattie has a B.S. degree in electrical engineering from the University of Washington and an M.B.A. from St. Mary's College.

        Mr. Rattie's extensive experience as a public energy company executive, his experience with Rockwater and his service on multiple public company boards make him well-qualified to serve on our Board.

        David A. Trice—Director.    Mr. Trice has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Trice served as a member of the Rockwater board of directors since July 2012. He served as the Chief Executive Officer of Newfield Exploration Co. ("Newfield") from 2000 until his retirement in 2009, and as the President of Newfield from 1999 to 2007 and again from 2007 to 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. From 1999 to 2000, he served as Chief Operating Officer of Newfield and as its Vice President of Finance and International from 1997 to 1999. Prior to rejoining Newfield, Mr. Trice served as President, Chief Executive Officer and as a director of Huffco Group, Inc. from 1991 to 1997. He was one of the original founders of Newfield and served as its Vice President, Chief Financial Officer and as a director from 1989 to 1991. Prior to that, he served as an officer for several companies owned by Roy M. Huffington, Inc. after beginning his career as an attorney in private practice in Atlanta. Mr. Trice received a B.A. in Managerial Science from Duke University and graduated from Columbia Law School in 1973. He is a former Chairman at the American Exploration & Production Council and America's Natural Gas Alliance. He serves on the board of directors of QEP Resources, Inc., New Jersey Resources Corp. and previously served on the board of McDermott International Inc.

        Mr. Trice brings extensive business and financial expertise to our board from his public company expertise in the oil and gas industry. For these reasons we believe he is well-qualified to serve on our Board.

        Troy W. Thacker—Director Nominee.    Mr. Thacker is currently the Managing Partner at Ara Partners, a firm he co-founded in 2017. Prior to founding Ara Partners, he served as the President and Chief Executive Officer of Total Safety, Inc. from 2014 to 2017. From 2010 to 2013 Mr. Thacker served as the President and Chief Executive Officer of R360 Environmental Solutions, Inc. Prior to his time at R360 Environmental Solutions, Inc., Mr. Thacker, from 2006 to 2010, was a founding partner of Paine & Partners, LLC. Mr. Thacker has also held positions at Fox, Paine & Company from 2001to 2006, and SCF Partners, Inc. from 1997 to 1998. Mr. Thacker sits on the Council of Overseers of Jones Business School at Rice University and serves as a director of the Hermann Park Conservancy. Mr. Thacker received his B.S. in Chemical Engineering from Rice University and his M.B.A. from Harvard Business School.

        We believe Mr. Thacker's extensive financial and executive experience across the energy industry brings valuable experience and insight to our Board and make him well-qualified to serve on our Board.

 EXECUTIVE OFFICERS

        The following persons served in the positions indicated below during the year ended December 31, 2019.

Name	Age	Position
John D. Schmitz	59	Executive Chairman(1)
Holli C. Ladhani	49	President, Chief Executive Officer and Director
Nicholas L. Swyka	40	Chief Financial Officer and Senior Vice President
Adam R. Law	37	Senior Vice President, General Counsel and Corporate Secretary
Michael C. Skarke	38	Executive Vice President, Water Infrastructure
Paul L. Pistono	51	Executive Vice President, Oilfield Chemicals
David J. Nightingale	62	Executive Vice President, Wellsite Services(2)
Cody J. Ortowski	43	Executive Vice President, Business Strategy
Mitchell M. Shauf	57	Executive Vice President, Water Services

(1)
Mr. Schmitz transitioned from Executive Chairman to non-executive Chairman on December 31, 2019.

(2)
Mr. Nightingale's employment with the Company terminated on March 29, 2019.

        Nicholas L. Swyka—Chief Financial Officer and Senior Vice President.    Mr. Swyka has served as our Chief Financial Officer and Senior Vice President since May 2018. Prior to joining the Company, he served as Director of Investor Relations and Corporate Development at Nabors Industries ("Nabors") (NYSE: NBR) from 2015 to 2018. Prior to Nabors, Mr. Swyka served as Director of Corporate Planning at Pacific Drilling from 2011 until 2015. Prior to that, he worked as a consultant with McKinsey & Company from 2008 to 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry.

        Mr. Swyka received his B.S. in International Political Economy from the Georgetown University School of Foreign Service and an M.B.A. from the University of Texas at Austin. Prior to pursuing his M.B.A., he worked on Capitol Hill with the United States House of Representatives.

        Adam R. Law—Senior Vice President, General Counsel and Corporate Secretary.    Mr. Law has served as our Senior Vice President, General Counsel and Corporate Secretary since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Law served as our Vice President, General Counsel and Corporate Secretary since February 2017. Prior to joining the Company, Mr. Law worked as an Associate at Vinson & Elkins L.L.P. from July 2011 to February 2017. From September 2008 to June 2011, Mr. Law worked as an Associate at Baker & Hostetler LLP. While at both Vinson & Elkins L.L.P. and Baker & Hostetler LLP, Mr. Law's practice focused on mergers and acquisitions, capital markets transactions and corporate governance, primarily focused on the oil and gas industry. Mr. Law received both a B.B.A. in Finance and a J.D. from the University of Texas at Austin.

        Michael C. Skarke—Executive Vice President, Water Infrastructure.    Mr. Skarke has served as our Executive Vice President, Water Infrastructure since March 2019. Prior to that, he served as the Executive Vice President, Water Solutions beginning with the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Skarke served in various positions for the Company since June 2009, including Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013. Prior to joining the

Company, Mr. Skarke was an Assistant Vice President for Amegy Bank from June 2005 to June 2009, where he focused on debt financing solutions for public and private oilfield service companies. Mr. Skarke received a B.S. in Finance from the University of Texas at Austin.

        Paul L. Pistono—Executive Vice President, Oilfield Chemicals.    Mr. Pistono has served as our Executive Vice President, Oilfield Chemicals since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Pistono served as the Senior Vice President, Chemical Technologies since September 2016 for Rockwater. From September 2012 until September 2016, Mr. Pistono served as Senior Vice President, Sales & Marketing for Rockwater. Prior to joining Rockwater, he spent more than ten years at Waste Management, Inc. ("Waste Management"), where he served in a variety of sales, marketing and pricing roles of increasing responsibility, including as Vice President, Public Sector Solutions and Vice President, Sales & Marketing of Waste Management's Western Group. Mr. Pistono has led the sales, marketing, and pricing strategy for business segments generating over $3.5 billion in annual revenue and led sales teams of over 250 people. Prior to joining Waste Management, he held sales and marketing roles with other companies in the waste and environmental services industry. Mr. Pistono obtained his B.S. in Marketing from the University of Wyoming.

        David J. Nightingale—Executive Vice President, Wellsite Services.    Mr. Nightingale served as our Executive Vice President, Wellsite Services since the Rockwater Merger closed in November 2017 until March 2019. Prior to the Rockwater Merger, Mr. Nightingale served as the Executive Vice President and Chief Operating Officer for Rockwater since June 2015. Mr. Nightingale also served as Senior Vice President, Fluids Management and Executive Vice President, Water Management since he joined Rockwater in April 2012. Prior to joining Rockwater, he served as the President of I.E. Miller, a former subsidiary of Complete Production Services, in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running their rig and heavy equipment moving division and one of their well servicing companies in the Rockies. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his M.B.A. from the University of Houston.

        Cody J. Ortowski—Executive Vice President, Business Strategy.    Mr. Ortowski has served as Executive Vice President, Business Strategy since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Ortowski served as our President since we were incorporated in November 2016 and as President of SES Holdings since September 2014. He joined SES Holdings' predecessor in 2007, serving as the Vice President of Operations and was promoted to Executive Vice President and Chief Operating Officer in 2011. He joined the Company in connection with our acquisition of Impact Energy Services, LLC ("Impact"), a water transfer company he co-founded in 2004. Prior to founding Impact, Mr. Ortowski worked for 14 years for Pumpco Energy Services, Inc. ("Pumpco"), a stimulation and cementing company headquartered in Gainesville, Texas, where he served as Vice President of Stimulation Services. While serving as Vice President of Stimulation Services, Mr. Ortowski was instrumental in growing Pumpco's operations throughout the Barnett Shale of North Texas and expanding into other U.S. markets. Mr. Ortowski received a B.B.A. in Financial Management from Abilene Christian University.

        Mitchell M. Shauf—Executive Vice President, Water Services.    Mr. Shauf has served as the Company's Executive Vice President, Water Services since March 2019. Previously he served as the Company's Senior Vice President, Operations from 2012 to 2019. Prior to this role, Mr. Shauf held the title of Vice President, Acquisitions and Integration beginning in 2010. Mr. Shauf began his career with the Company in 2008 as an Operations Manager for the Company's water transfer and well testing service lines. Prior to joining the Company, Mr. Shauf was the General Manager for Impact Energy Services ("Impact"). Prior to Impact, he served as the President and General Manager of Petroflex North America, LTD from 1997 until 2002. Mr. Shauf began his career in banking as Vice President and Lending Officer for First State Bank of Gainesville, Texas from 1984 to 1996. Mr. Shauf received his BBA from Austin College.

 CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a code of business conduct and ethics (the "Code of Business Conduct and Ethics") that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available in the Corporate Governance section of our website at https://investors.selectenergyservices.com. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines ("Corporate Governance Guidelines") in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investor Relations section under the Corporate Governance tab of our website at https://investors.selectenergyservices.com.

Board Composition

        The number of members of our Board will be determined from time-to-time by resolution of our Board. Currently, our Board consists of nine persons. Our Board consists of a single class of directors, each serving one-year terms.

Director Independence

        As a public company, we are subject to Sarbanes-Oxley and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.

        In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, diversity, skills and expertise that are likely to enhance the board's ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board to fulfill their duties. Our Board has determined that, with the exception of Mr. Schmitz and Ms. Ladhani, all of our directors, including Mr. Klein, and all of our director nominees, are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each independent director has no material relationship with the Company.

Leadership Structure of the Board

        The amended and restated bylaws of the Company (the "Bylaws") and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Currently, Ms. Ladhani is our President and Chief Executive Officer, and serves as a director on the Board, but is not the Chairman of the Board. Mr. Schmitz serves as Chairman of the Board and facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

        The Board has concluded that our current leadership structure is appropriate at this time, and the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

        In December 2017, the Nominating and Governance Committee, in connection with its review of the efficacy of the Board's leadership structure, determined to recommend to the Board that it designate Mr. Delaney as the independent lead director (the "Lead Director"). The Board adopted the recommendation of the Nominating and Governance Committee at its December 2017 meeting and Mr. Delaney was appointed Lead Director of the Board. As Lead Director, Mr. Delaney is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors' guidance and feedback to our management team.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Committees of the Board of Directors

        We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee of our Board, and may have such other committees as our Board shall determine from time to time. Each of the standing committees of our Board have the composition and responsibilities described below.

        Each of these committees has a charter, which, along with our Financial Code of Ethics and Corporate Code of Business Conduct and Ethics are available on our website https://investors.selectenergyservices.com and stockholders may obtain printed copies, free of charge, by sending a written request to Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this proxy statement or any other report we may file with the SEC.

        Audit Committee.    We have a standing Audit Committee consisting of Messrs. Burnett, Rattie and Trice, with Mr. Burnett serving as chairman. The Audit Committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Board has affirmatively determined that each of Messrs. Burnett, Rattie and Trice meets the definition of "independent director"

for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our board has also determined that each of Messrs. Burnett, Rattie and Trice qualify as an "audit committee financial expert" as defined by SEC rules. Each of Messrs. Burnett, Rattie and Trice have been determined by our Board to be financially literate and to have accounting or related financial management expertise. For more information about the responsibilities of the Audit Committee, please see "Report of the Audit Committee of the Board of Directors."

        Compensation Committee.    We have a standing Compensation Committee consisting of Messrs. Delaney, Baldwin and Wall, with Mr. Delaney serving as chairman. Our Board has affirmatively determined that each of Messrs. Delaney, Baldwin and Wall meets the definition of "independent director" in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members.

        Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at https://investors.selectenergyservices.com, include among other duties, the responsibility to:

  •
  periodically review the compensation, employee benefit plans and benefits paid to, or provided for, executive officers of the Company;

  •
  approve the annual salaries, annual performance-based compensation, including cash incentives and share-based awards paid to the Company's executive officers;

  •
  periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of our Board and its committees; and

  •
  exercise oversight of all matters of executive compensation policy.

        The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of our Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. The Compensation Committee will consult with the Company's Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company's executive officers other than the Chief Executive Officer.

        The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see "Compensation Discussion & Analysis."

        Nominating and Governance Committee.    We have a standing Nominating and Governance Committee consisting of Messrs. Rattie, Wall and Klein, with Mr. Rattie serving as chairman. Mr. Klein will not be standing for reelection and is retiring from the Board, effective as of the date of the Annual Meeting, and therefore will no longer be a member of the Nominating and Governance Committee or the Board. Our Board has affirmatively determined that each of Messrs. Rattie, Wall and Klein meets the definition of "independent director" in accordance with NYSE listing standards.

        The Nominating and Governance Committee assists our Board in identifying, evaluating and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure, and advising our Board about corporate governance processes and practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Corporate Governance" and "Identification of Director Candidates" sections included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at https://investors.selectenergyservices.com.

Identification of Director Candidates

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating and Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors. We have found that the diversity and strength of our directors' professional and leadership experience allows for open and robust dialog and enhances the Board's decision-making ability.

        The Board and the Nominating and Governance Committee have reflected in the charter of the Nominating and Governance Committee our commitment to consider diversity in professional experience, skills and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board's composition. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee. The search firm will also assist the Nominating and Governance Committee to identify candidates reflecting diversity in race, gender and specialized experience.

Submission of Stockholder Proposals for the 2021 Annual Meeting

        For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 calendar days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Company at its office at 1233 West Loop South, Suite 1400, Houston, Texas 77027, no later than November 28, 2020; however, if we hold our 2021 Annual Meeting of

Stockholders more than 30 days before or after the anniversary of this year's meeting, such proposals will be due within a "reasonable time" before we begin to print and send the proxy materials for our 2021 Annual Meeting of Stockholders.

        In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date for the preceding year's annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Accordingly, for our 2021 Annual Meeting, assuming the meeting is held on or about May 8, 2021, and assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 7, 2021 and no earlier than the close of business on January 8, 2021. Nominations and proposals also must satisfy other requirements set forth in our Bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        During 2019, the Board met six times, the Audit Committee met five times, the Compensation Committee met three times, and the Nominating and Governance Committee met three times. Each of our directors attended at least 75% of the Board and applicable committee meetings on which that director served during year 2019. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory. All of our directors attended the 2019 Annual Meeting, and all of the director nominees are expected to attend the 2020 Annual Meeting.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "WTTR Stockholder—Board Communication" or "WTTR Stockholder—Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company's General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company's Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

 SUSTAINABILITY AND CORPORATE RESPONSIBILITY

        We are committed to developing a corporate strategy that supports the long term viability of our business model in a manner that focuses on our people, our customers, the environment and the communities in which we operate. We believe this focus will help our customers achieve their short-term and long-term environmental, social and governance ("ESG") goals, help us attract and retain top talent and further our efforts to generate stockholder returns. We believe our commitment to foster a culture of corporate responsibility is an important part of being a company with operations spanning the contiguous United States. Further, we believe being a good corporate steward is strategic to our growth in the oil and gas industry, and will better allow us to develop solutions that both address the needs of our customers and contribute to sustainable business practices. We have identified the following four priorities as part of our comprehensive corporate responsibility initiative: Environmental Consciousness; Health & Safety; Human Capital Management; and Community Outreach. As a service company, we compete with other service providers based on various factors, including safety and operational performance, technological innovation, process efficiencies and reputational awareness. We believe there is a strong link between these corporate responsibility initiatives and our ability to provide value in our industry.

Environmental Consciousness

        We are one of the few large public oilfield services companies whose primary focus is on the management of water and water logistics in the oil and gas development industry. Accordingly, the importance of responsibly managing water resources through our operations and recycling efforts to help conserve water and protect the environment is paramount to our continued success. We view our unique position as an opportunity to transform water management by leveraging our oilfield chemicals business to develop produced water management solutions that increase our customers' ability to reuse this produced water and add value to their operations. As for management of water logistics, our Company was founded with a focus on water transfer through temporary and permanent pipeline, which substantially reduces the industry's use of traditional trucking services for water transfer operations, thereby significantly reducing emissions generated by semi-trucks moving water, and reducing the level of truck traffic on the roads, in the areas in which we operate. We estimate that we eliminate over 3,800 truckloads of water during a single well completion job using our temporary and permanent pipeline. We also work diligently to implement "green" initiatives when possible that reduce our environmental footprint.

        Separate from our water solutions business, our oilfield chemicals business utilizes environmentally-conscious chemistry when possible, such as our use of BTEX non-detectable solvents, our replacement of nonyl phenol ethoxylates with alcohol ethoxylates and the replacement of crude oil-derived raw materials with cleaner, natural gas derived materials. The chemistries we have developed allow for extended use of produced water, and can allow for the reuse of produced water without the need for extensive reconditioning measures. As discussed below, we have made significant changes in our operations so as to improve our water management and chemical solutions to support environmental protection, and while we are proud of what we have accomplished, we are constantly striving to improve in these areas. We regularly interact with local, state and federal governments in order to promote compliance with applicable laws, and we aim to develop partnerships with officials to enhance the responsible use of natural resources as oil and gas development matures.

Environmental Highlights

        Responsible Water Management and Conservation.    We believe water is a valuable resource and understand that the oil and gas industry is competing for this resource. As a company, we continue to provide access to water as demanded by our customers, and have significantly increased our focus on the recycling and reuse of produced water, as well as industrial water sources, to meet the industry's water demand and align our operations with the goals of our customers. By doing so, we strive to both reduce the amount of produced water being reinjected into saltwater disposal wells ("SWDs") and to reduce the industry usage of fresh water. In 2019, we estimate that we recycled almost six million barrels of produced water and treated and conditioned over 80 million barrels of water prior to use in the hydraulic fracturing process. Further, we estimate that over forty percent (40%) of our water transfer jobs in the Permian Basin executed during 2019 transported produced water for our customers. We believe produced water reuse and recycling will satisfy a significant portion of the water demand in our industry in the coming years, and we have supplemented our capabilities accordingly.

        Significantly Reducing Trucking Requirements.    Our Company was developed with a focus on water transfer through temporary and permanent pipeline, which substantially reduces the industry's use of traditional trucking services for water transfer operations. An average well in the Permian Basin may use as much as 500,000 barrels of water when being completed, which is the equivalent of over 4,100 120bbl truckloads of water. Over the course of a single three mile water transfer job, our services eliminate approximately 3,800 trucks that would travel approximately 22,800 miles using approximately 4,000 gallons of diesel fuel and the related emissions. Over the course of 2019, we were working on as many as 73 water transfer jobs per day. Additionally we have over 650 miles of permanent pipeline infrastructure which has the capacity to move almost 1.4 million barrels of water per day, potentially eliminating over 11,500 120bbl trucks per day from our roads. We believe our water transfer operations are more efficient than traditional trucking transfer services, and believe they not only greatly reduce emissions but also reduce environmental dangers that coincide with more trucks on the road in the communities in which we operate.

        Automation through WaterOne.    Automation services are a growing focus of our Company. WaterOne is our full suite of automated water transfer and treatment solutions, which are capable of being monitored and adjusted in real time without the need for employees to physically drive out to the job location. Automation creates additional efficiencies for water services equipment, burning less fuel than non-automated equipment and responding more quickly to any threatened or actual release of fluids. This response not only helps to mitigate the results of any release, it also can reduce the likelihood of certain releases of water by reading tank levels and automatically responding when certain thresholds are met. Not only is WaterOne more cost efficient than non-automated systems, it reduces the manpower required by our operations. Further, utilizing automation in our chemical treatment solutions allows us to implement these same efficiency and emission reduction efforts across other areas of our operations. Our ability to provide fully automated solutions reduces costs to our customers, increases our efficiencies, enhances the safety of our employees and reduces the likelihood of releasing contaminated fluids into the environment. The following charts show the reduction in total recordable incident rates ("TRIR") for the past five years as the use of automated solutions has increased:

        Engine Emission Reductions.    With a large workforce constantly on the move, we pay close attention to reducing emissions relating to our operations. We have (i) implemented alerts to reduce the number of vehicles idling in our everyday operations, (ii) reduced the use of red dye diesel to low sulfur, which burns cleaner and (iii) replaced a number of vehicles with semi-permanent trailers that reduce the need for additional trucks traveling to and idling on a job and cool more efficiently for employee use while in the field. We also have a team of engineers whose primary focus is to maximize the efficiency of our water transfer operations, taking into account elevation changes, water volume requirements, flow rates and similar factors, which helps us to have the right equipment on a job without needlessly generating additional emissions from unnecessary equipment.

Health & Safety

        We place an emphasis on the safety of our employees and the execution of our operations, including rigorous safety training for our employees and the development of a variety of safety programs designed to make us a market leader in safety standards. We believe this is one of the key tenants of a successful ESG strategy. Our employees are the reason we believe we are a leader in the water management and chemical solutions businesses, and their safety and well-being is a top priority. We continuously strive to develop and maintain systems to safeguard people, property and the environment. Our employees are trained in current worksite safety procedures as well as how to work safely with certified, properly maintained equipment. We take pride in the initiatives and programs we implement and the improvements we have seen from such efforts. These efforts are instrumental in fostering strong and lasting relationships with our customers, and attracting and retaining talented personnel. Our health, safety and environmental ("HSE") group supports our efforts to minimize incidents and improve our safety incident rates by identifying and implementing critical controls, developing standardized procedures and delivering technical training and communications across the workforce.

Health & Safety Highlights

        Learning Management System.    The Select Learning Management System (the "LMS") enhances our employee operating and safety training. The LMS has a number of applications and is tailored to respond to training logistical challenges associated with having geographically diverse operations, complementing instructor-led training, and giving our employees opportunities to be successful. Our Safety Leadership Seminar (the "SLS") was created internally for employees and supervisors to help them take the next step in becoming a safety leader. The LMS and SLS provide our employees with an awareness of all of the latest safety processes and initiatives we implement across the organization.

        Safe Driving Technology.    We have initiated a program to implement safe driving technology in many of our Company-provided vehicles driven by employees, and intend to expand this program going forward. This technology provides real time audio coaching which guides our employees on driving improvements, as well as an alert system used to help monitor journey management, speed, distracted driving, seat belt use, acceleration, breaking and turning. This technology not only helps prevent accidents, it also assists the Company in understanding what safety issues drivers face most so that our training can be tailored to be as effective as possible.

        Select's Safety Recognition Program.    Our Safety Recognition Program (the "SRP") was implemented in 2016 to enhance our safety culture by driving positive recognition and rewarding proactive participation. Using a six-tier medallion system, the SRP is designed to recognize employees that demonstrate a commitment to a safe work environment and exhibit safety leadership. Once an employee is nominated by a supervisor or a member of the HSE team for a safety medallion, he or she is evaluated and awarded based on the level of safety leadership exhibited. Recipients of all six tiers of medallions are eligible to participate in the Annual SRP Event where select recipients will be eligible to win various prizes. This program highlights the high value we place on safety and incentivizes an emphasis on safety within our operations.

        Since 2015 our TRIR has improved dramatically, as have our lost time incident rate ("LTIR") and our motor vehicle incident rate ("MVIR"):

        Through these and similar initiatives, programs and training processes, our Company continues to focus on the safety of people, property and the environment. While the above results are promising, we continue to strive to be a market leader in safety practices.

Human Capital Management

        Attracting, acquiring, retaining and developing the talent needed to address current and future business needs is a key component of our human capital strategy. We invest in our workforce by offering what we believe to be competitive wages and benefits and nurturing our talent through training and retention programs. We also believe we have an industry-leading safety record that makes our Company an attractive place to work. Our goal is to reduce turnover and increase employee satisfaction. Through these efforts and other initiatives discussed below, we were able to reduce average monthly turnover for 2019 by 24%. Lower turnover has been driven by a multitude of employee-centric initiatives aimed at impacting employees' overall satisfaction with the Company as a place to work.

        IGNITE.    IGNITE is an internal leadership training program we conduct for certain employees and supervisors. We maintain this and other leadership training programs so that our existing and potential leaders are consistently aware of and improving their leadership skills, and are managing people in a way that creates job satisfaction and job efficiency. Being a good leader takes practice and training to ensure that these skills are maintained. The goal of this and other internal leadership training is to enable our employees to be consistently progressing and supervisors to be properly trained to deal with challenging situations.

        Develop Talent In-house.    We recognize the importance of hiring and promoting from within due to the short term benefit of the reduced costs of recruitment and training and, more importantly, the long term benefit of improved morale and facilitated succession planning. Our Company has an online employee job portal that allows employees to quickly and easily apply for open positions within the company, whether it be a change of location, a promotion, or a new position in a different service line. We also regularly send electronic communications internally highlighting promotional opportunities. In some service lines where career progression can be easily mapped, job progression is outlined allowing an employee to visualize the path necessary to achieve job competency, mastery, and promotion.

        Select Grant-A-Wish Program.    Embracing the philosophy that employees are also to be served, rather than just managed, our Grant-A-Wish Program, established in 2019, is an employee-centric initiative that assists in crisis situations, facilitates personal growth, and arranges life experiences. The program is funded by employee donations via payroll deduction with an annual company match. So far we have granted 18 "wishes" made by Company employees for fellow employees or their families. This program has helped show employees that their colleagues and the Company care about their well-being outside of the workplace.

        Diversity Initiatives.    We recognize the many benefits of having a diverse workforce. Diversity impacts all stages of employment, from making it easier to attract and retain top talent, to better performance among diverse teams, to the greater innovation and creativity that comes from a workforce comprised of different backgrounds and experiences. In fact, over fifty percent (50%) of our workforce is comprised of ethnic minorities. Whether it be breaking the glass ceiling with a female CEO or providing employee resources such as handbooks, procedures, and training in more than one language, we are always looking for ways to be more inclusive and tap into the talent of our diverse workforce.

        Focus on Job Satisfaction and Communication.    In 2018 and 2019, we partnered with Gallup to conduct Gallup's Q12 Employee Engagement Survey in order to gain insight regarding how employees view the Company as a place to work. In response to survey results, our Company has launched two new programs. First, we abandoned the outdated practice of annual performance evaluations and implemented the "4x4," an informal feedback program in which, each quarter, each of our employees answers four simple questions relating to their recent performance and then has a one-on-one meeting with their direct supervisor to discuss such performance and how to improve moving forward. Second, we introduced the Select Shout Out program, a peer-to-peer recognition program that allows employees to easily publicly recognize any other employee, regardless of role. Additionally, for our new hires we provide check-in calls from an "employee advocate" at 14, 30, 60 and 90 days of employment. We want all new employees to feel they have a safe place to raise any concerns that arise early in their employment. These initiatives allow us to identify employee satisfaction issues in a more timely manner and proactively respond to address the needs of our workforce.

Community Outreach

        We are committed to investing in and supporting the communities in which we live and work. As an oilfield services company, we interact with large and small landowners and businesses on a daily basis, and these relationships are a crucial component of our operations. We deliver on this commitment by engaging in philanthropic activities that support our Company's values and foster strong community relationships. We prioritize events and organizations that align with our values and the needs of the communities in which we operate. In addition to donating to charitable causes we believe in, we also dedicate our time to, and create programs for, causes we believe are beneficial to the communities in which we live and work.

        Landowner Relations Program.    In 2019, we established the Select Energy Services Landowner Relations Program in an effort to take a proactive role in creating a dialogue with landowners, communities, operators, local agencies and state agencies in areas where oil and gas activities occur. We view each of these constituents as a partner to our Company, and have identified the following areas of focus as we foster these partnerships: minimize our footprint; drive top level performance while holding our team to a higher standard; strengthen our partnerships with landowners and customers in the areas in which we operate; minimize downtime and disruption; cultivate long-term relationships with landowners and our customers to expedite resolution of issues in an efficient manner.

        Emergency Relief Funds.    When disaster strikes close to home, we do our best to assist the community in its recovery by immediately creating a funding account and contributing man hours toward recovery efforts. When our Company is close to ground level, we do our best to assist the community in its recovery. For example, in the aftermath of Hurricane Harvey in Houston, Texas we donated recovery funds consisting of employee donations and a company match to various organizations throughout the area, and contributed countless hours of volunteer services in the recovery efforts. Additionally, following the devastating tornadoes in El Reno, Oklahoma, we organized recovery and assistance efforts for our employees impacted by these events, as well as the local community.

        By contributing our time and resources, we help to build stronger communities and create a better environment for our employees, customers and communities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2020 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

  •
  all our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027. The percentages are based on 88,320,856 shares of Class A common stock and 16,221,101 shares of Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
SCF Group(3)	16,191,331	18.3%	—	—	16,191,331	15.5%
SES Legacy Holdings, LLC(4)(5)	—	—	16,221,101	100%	16,221,101	15.5%
Crestview Partners II GP, L.P(6)	3,829,562	4.3%	16,221,101	100%	20,050,663	19.2%
BlackRock, Inc.(7)	4,595,894	5.2%	—	—	4,595,894	4.3%
Directors, Director Nominees and Named Executive Officers:
John D. Schmitz(8)	5,837,714	6.6%	—	—	5,837,714	5.6%
Holli C. Ladhani(9)	884,169	1.0%	—	—	884,169	*
Nick L. Swyka(10)	118,217	*	—	—	118,217	*
Michael C. Skarke(11)	204,886	*	—	—	204,886	*
Mitchell M. Shauf(12)	201,265	*	—	—	201,265	*
Cody J. Ortowski(13)	1,250,158	1.4%	—	—	1,250,158	1.2%
David J. Nightingale(14)	162,911	*	—	—	162,911	*
Robert V. Delaney	—	—	—	—	—	—
Adam J. Klein	—	—	—	—	—	—
David C. Baldwin(15)	20,339	*	—	—	20,339	*
Douglas J. Wall(16)	58,688	*	—	—	58,688	*
Richard A. Burnett(17)	30,923	*	—	—	30,923	*
Keith O. Rattie(18)	69,723	*	—	—	69,723	*
Troy W. Thacker	—	—	—	—	—	—
David A. Trice(19)	54,934	*	—	—	54,934	*
All Executive Officers, Directors and Director Nominees as a Group (16 persons)	8,943,366	10.1%	—	—	8,943,366	8.6%

*
Less than 1%.

(1)
For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each holder of limited liability company units in SES Holdings (each, an "SES Holdings LLC Unit") will hold one share of Class B common stock for each SES Holdings LLC Unit that it owns. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote. See "Description of Capital Stock—Class A Common Stock" and "Description of Capital Stock—Class B Common Stock."

(3)
The board of directors of SCF GP LLC ("SCF GP"), the ultimate general partner of SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, the "SCF Group"), has voting and investment control over the securities owned by the SCF Group. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons and Andrew L. Waite. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 16,191,331 shares of our Class A common stock in the aggregate. This beneficial ownership includes 8,773,760 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(4)
Subject to the terms of the SES Holdings LLC Agreement, SES Legacy Holdings, LLC ("Legacy Owner Holdco") (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit (and corresponding share of Class B common stock) exchanged. The exchange of all of our outstanding shares of Class B common stock (along with the corresponding SES Holdings LLC Units) for shares of Class A common stock would result in the issuance of an additional 16,191,331 shares of Class A common stock. See "Certain Relationships and Related Party Transactions—SES Holdings LLC Agreement." Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon the exercise by Legacy Owner Holdco (or any transferee) of its Exchange Right (as defined below). As a result, beneficial ownership of Class B common stock and SES Holdings LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged. The address for SES Legacy Holdings is c/o Select, 1233 W. Loop South., Suite 1400, Houston, TX 77027.

(5)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC ("Crestview Holdings A"), our directors, Robert Delaney and Adam Klein, and our Chairman, John D. Schmitz, and is controlled by Crestview Partners II GP, L.P. ("Crestview GP").

(6)
Based on information obtained from a Schedule 13G/A jointly filed with the SEC on February 13, 2020 and subsequent Form 4 filings with the SEC by Crestview GP, Crestview Partners II SES Investment B, LLC, Crestview Partners II SES Investment, LLC, Crestview GP has voting and dispositive power with respect to 20,050,663 shares of our Class A common stock. Represents 16,221,101 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco and 3,829,562 Class A shares held directly by Crestview Partners II SES Investment B, LLC ("Crestview Holdings B"), in each case for which Crestview GP may be deemed to be the beneficial owner. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power of 16,221,101 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP disclaims beneficial ownership of Class B shares and corresponding SES Holdings LLC Units held by Legacy Owner Holdco, except to the extent of its pecuniary interest. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022.

(7)
Based on information obtained from a Schedule 13G filed with the SEC on February 7, 2020. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8)
Represents 5,325,444 shares of Class A common stock held directly by B-29 Holdings, LP and 399,684 shares of Class A common stock held directly by B-29 Investments, LP. John D. Schmitz has voting and dispositive power over shares held by B-29 Holdings, LP and B-29 Investments, LP.

(9)
Of the 884,169 shares of Class A common stock beneficially owned by Ms. Ladhani, 39,582 shares are held of record by Holli Ladhani RES, LLC, of which Ms. Ladhani is the sole member, 39,582 shares are held of record by Shaheen Ladhani RES, LLC, of which Ms. Ladhani's spouse is the sole member, 50,436 shares are held of record by Shaheen Ladhani RES No. 1, LLC, of which Ms. Ladhani's spouse is the sole member, and 441,898 shares are unvested restricted shares held of record by Ms. Ladhani. In addition, 226,372 shares are deemed beneficially owned by Ms. Ladhani pursuant to the outstanding options held by Ms. Ladhani (84,823), Holli Ladhani RES, LLC (70,778) and Shaheen Ladhani RES, LLC (70,771). Ms. Ladhani may be deemed to have shared voting and dispositive power over the shares held by Shaheen Ladhani RES, LLC and Shaheen Ladhani RES No. 1, LLC.

(10)
Of the 118,217 shares of Class A common stock beneficially owned by Mr. Swyka, 116,995 shares are unvested restricted stock awards held of record by Mr. Swyka.

(11)
Of the 204,886 shares of Class A common stock beneficially owned by Mr. Skarke, 177,773 shares are unvested restricted stock awards held of record by Mr. Skarke.

(12)
Of the 201,265 shares of Class A common stock beneficially owned by Mr. Shauf, 166,019 shares are unvested restricted stock awards held of record by Mr. Shauf.

(13)
Of the 1,250,158 shares of Class A common stock beneficially owned by Mr. Ortowski, 131,946 shares are unvested restricted stock awards held of record by Mr. Ortowski. Such beneficial ownership also represents 1,120,437 shares of Class A common stock held directly by Proactive Investments, LP. Cody Ortowski has voting and dispositive power over shares held by Proactive Investments, LP.

(14)
Of the 162,911 shares of Class A common stock beneficially owned by Mr. Nightingale, 76,233 shares are deemed beneficially owned by Mr. Nightingale pursuant to the outstanding options that Mr. Nightingale owns.

(15)
As Co-President of LESA, David C. Baldwin may be deemed to have dispositive power over the 16,191,331 shares of Class A common stock owned by the SCF Group. Mr. Baldwin disclaims beneficial ownership of all such interests.

(16)
Of the 58,688 shares of Class A common stock beneficially owned by Mr. Wall, 37,507 shares are deemed beneficially owned by Mr. Wall pursuant to the outstanding options that Mr. Wall owns.

(17)
Of the 30,923 shares of Class A common stock beneficially owned by Mr. Burnett, 5,334 shares are deemed beneficially owned by Mr. Burnett pursuant to the outstanding options that Mr. Burnett owns.

(18)
Of the 69,723 shares of Class A common stock beneficially owned by Mr. Rattie, 19,770 shares are deemed beneficially owned by Mr. Rattie pursuant to the outstanding options that Mr. Rattie owns.

(19)
Of the 54,934 shares of Class A common stock beneficially owned by Mr. Trice, 17,434 shares are deemed beneficially owned by Mr. Trice pursuant to the outstanding options that Mr. Trice owns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

  •
  any immediate family member of any of the foregoing persons, which means any family relationships, of first cousins or closer, among the Company's directors and executive officers, by blood, marriage or adoption, including child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a substantial ownership interest or control of the entity.

        Our Board adopted a written related party transactions policy prior to the completion of the initial public offering. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; and (ii) the extent of the Related Person's interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SES Holdings LLC Agreement

Exchange Rights

        Subject to certain limitations, under the SES Holdings LLC Agreement, SES Legacy Holdings, LLC ("Legacy Owner Holdco") (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right (an "Exchange Right") to cause SES Holdings to acquire all or a portion of its SES Holdings LLC Units for, at SES Holdings' election, (i) shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) cash in an amount equal to the Cash Election Value (as defined in the SEC Holdings LLC Agreement) of such Class A common stock. At SES Holdings' request, we will be obligated to facilitate an exercise of an Exchange Right by contributing to SES Holdings the shares of Class A common stock or cash to be used to acquire the tendered SES Holdings LLC Units. Alternatively, upon the exercise of any Exchange Right, the Company (instead of SES Holdings) will have the right (the "Call Right") to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at its election, (i) the number of shares of Class A common stock the exchanging unitholder would have received under the Exchange Right or (ii) cash in an amount equal to the Cash Election Value of such Class A common stock. The board of managers of Legacy Owner Holdco, which consists of John D. Schmitz and two representatives of funds controlled by Crestview GP, must unanimously approve any exchange of ownership interests in Legacy Owner Holdco for SES Holdings LLC Units except for exchanges by affiliates of John D. Schmitz and Crestview GP (which may be made at the election of such affiliates). If such exchange is approved, such members of Legacy Owner Holdco will have the same Exchange Right as Legacy Owner Holdco, subject to the terms and conditions described above.

        In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled.

        As Legacy Owner Holdco exchanges its SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

Tax Receivable Agreements

        In connection with the closing of our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share (the "Select 144A Offering"), the Company entered into two Tax Receivable Agreements with certain affiliates of Legacy Owner Holdco, Crestview Partners II G.P., L.P., and Crestview Partners II SES Investment B, LLC (the "TRA Holders"). The payment obligations under the Tax Receivable Agreements are our obligations and not obligations of SES Holdings, and we expect that the payments we will be required to make under the Tax Receivable Agreements will be substantial.

        In connection with the closing of the Select 144A Offering, we entered into two Tax Receivable Agreements with the TRA Holders. On July 18, 2017, our Board approved amendments to each of the Tax Receivable Agreements, which amendments revised the definition of "change of control" for purposes of the Tax Receivable Agreements and acknowledged that the Rockwater Merger would not result in a change of control.

        The first of the Tax Receivable Agreements, which the Company entered into with Legacy Owner Holdco and Crestview GP, generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of the Company's acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder's SES Holdings LLC Units in connection with the Select 144A Offering or pursuant to the exercise of the Exchange Right or the Call Right and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments made under such Tax Receivable Agreement.

        The second of the Tax Receivable Agreements, which the Company entered into with certain of the existing owners of outstanding membership interests in SES Holdings prior to the Select 144A Offering and related reorganization who received shares of our Class A common stock in exchange for their SES Holdings LLC Units received in connection with the restructuring transactions completed in connection with the Select 144A Offering (the "Contributing Legacy Owners"), generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) any net operating losses available to the Company as a result of certain reorganization transactions entered into in connection with the Select 144A Offering and (ii) imputed interest deemed to be paid by the Company as a result of any payments made under such Tax Receivable Agreement. Under both Tax Receivable Agreements, the Company will retain the benefit of the remaining 15% of these cash savings.

        The Tax Receivable Agreements, as amended, are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 25, 2020, and the foregoing descriptions of the Tax Receivable Agreements are qualified by reference thereto. Future unitholders may become party to one or more tax receivable agreements entered into in connection with future acquisitions by SES Holdings.

Rockwater Registration Rights Agreement

        On February 16, 2017, in connection with Rockwater's private placement (the "Rockwater 144A Offering") of 8,797,500 shares of Rockwater's Class A-1 common stock, par value $0.01 per share ("Rockwater Class A-1 Common Stock"), Rockwater entered into a registration rights agreement (the "Rockwater Registration Rights Agreement") with FBR Capital Markets & Co. ("FBR"). Under this registration rights agreement, Rockwater agreed, at its expense, to file with the SEC a shelf registration statement registering for resale the 8,797,500 shares of Rockwater Class A-1 Common Stock sold in the Rockwater 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018.

        In connection with the closing of the Rockwater Merger, Rockwater assigned, and we assumed, Rockwater's rights and obligations under the Rockwater Registration Rights Agreement. Also in connection with the Rockwater Merger, each share of Rockwater Class A-1 Common Stock then outstanding was converted into the right to receive a number of shares of our Class A-2 common stock equal to 0.7652 per share of Rockwater's Class A common stock, par value $0.01 per share, and we issued 6,731,845 shares of our Class A-2 common stock to the former holders of Rockwater Class A-1 Common Stock. Under the Rockwater Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering for resale shares of Class A common stock into which the outstanding shares of our Class A-2 common stock are convertible, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018. Pursuant to our fourth amended and restated certificate of incorporation (our "Certificate of Incorporation"), all shares of Class A-2 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of such registration statement on March 29, 2018.

Registration Rights Agreement with FBR Capital Markets & Co.

        In connection with the Select 144A Offering, we entered into a registration rights agreement with FBR for the benefit of the investors in the Select 144A Offering. Under this registration rights agreement, we agreed, at our expense, to file with the SEC, in no event later than April 30, 2017, a shelf registration statement registering for resale the 16,100,000 shares of our Class A-1 common stock sold in the Select 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event within 180 days after the initial filing of such registration statement. Such registration statement was filed on April 28, 2017 and was declared effective on June 13, 2017. Pursuant to our Certificate of Incorporation, all shares of Class A-1 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of such registration statement. The shares registered under such registration statement became freely tradable on June 26, 2017.

Registration Rights Agreement for the Benefit of the Registration Rights Holders

        On December 20, 2016, we entered into a registration rights agreement with the Contributing Legacy Owners and Legacy Owner Holdco. In connection with the execution of the merger agreement in connection with the Rockwater Merger, we entered into an amended and restated registration rights agreement (the "Amended and Restated Registration Rights Agreement") with Legacy Owner Holdco, Crestview Holdings B, the SCF Group and WDC Aggregate LLC (collectively, the "Registration Rights Holders"), which, effective as of the closing of the Rockwater Merger, amends and restates the December 20, 2016 registration rights agreement. Pursuant to such agreement, among other things, (i) we will provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary "piggyback" registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.

        At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing and value of sales to be registered or shares to be sold in an underwritten offering.

        If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement with FBR entered in connection with the Select 144A Offering or their permitted transferees, then we must give notice to the parties to the registration rights agreement or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any party to the registration rights agreement shall have the right to piggyback in any registration statement or offering effected at the request of any other party to the registration rights agreement.

        The registration rights granted to the parties to the registration rights agreement may be freely assigned, including to their transferees.

Historical Transactions with Related Parties

        Aquacore Rental Company LLC—For the year ended December 31, 2019, we rented pumps and filter pod trailers for use in our operations at a cost of approximately $14,321,000 from Aquacore Rental

Company LLC, an entity indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.

        B-29 Properties, LLC—For the year ended December 31, 2019, we incurred costs of approximately $85,000 for property rental from B-29 Properties, LLC ("B-29 Properties"). B-29 Properties is owned by B-29 Family Holdings, LLC, an entity owned and controlled by our Chairman, John D. Schmitz.

        B-29 Ups & Downs, LLC—For the year ended December 31, 2019, we incurred costs of approximately $771,000 for aviation services for use by our executive officers from B-29 Ups & Downs, LLC ("B-29 Ups & Downs"). B-29 Ups & Downs is owned by B-29 Family Holdings, LLC, an entity owned and controlled by John D. Schmitz.

        Bell Supply Company, LLC—For the year ended December 31, 2019, we purchased inventory and parts for use in our operations totaling approximately $192,000, from Bell Supply Company, LLC, an entity owned by Synergy Energy Holdings LLC, which is owned by certain of our stockholders and directors, including funds managed by Crestview GP and John D. Schmitz. Additionally, our directors, Robert Delaney and Adam Klein, and our Chairman, John D. Schmitz, are on the board of directors of Synergy Energy Holdings LLC.

        Covey Park Energy LLC—For the year ended December 31, 2019, we provided services totaling approximately $2,626,000 to Covey Park Energy LLC ("Covey Park"). Our director, Richard A. Burnett, was an executive officer of Covey Park during 2019.

        Hard Way, LLC—For the year ended December 31, 2019, we incurred costs of approximately $84,000 for aviation services for use by our executive officers from Hard Way, LLC ("Hard Way"). Hard Way is indirectly owned by Cody Ortowski and Cole Ortowski.

        Merit Appraisal & Tax Consulting, L.P.—For the year ended December 31, 2019, we incurred charges totaling approximately $410,000 for appraisal services and tax consulting from Merit Appraisal & Tax Consulting, LP ("Merit"). B-29 Investments, LP, an entity controlled by John D. Schmitz, controls and partially owns Merit.

        Nine Energy Service, Inc.—For the year ended December 31, 2019, we recorded sales of chemicals to Nine Energy Service, Inc. ("Nine") of approximately $3,136,000. Nine is partially owned by an entity controlled by the SCF Group, one of our principal stockholders.

        Orteq Energy Technologies—For the year ended December 31, 2019, we purchased pumps and related equipment for our operations totaling approximately $2,150,000 from Orteq Energy Technologies, which is indirectly owned by Cody Ortowski and Cole Ortowski.

        Petroflex North America, LTD—For the year ended December 31, 2019, we purchased poly pipe for our operations totaling approximately $554,000 from Petroflex North America, LTD ("PNA"). Mitchell Shauf, our Senior Vice President—Operations, is an investor in PNA.

        Silver Creek Oil & Gas, LLC—For the year ended December 31, 2019, we provided services totaling approximately $646,000 to Silver Creek Oil & Gas, LLC ("Silver Creek"), under an MSA. Our directors, Robert Delaney and Adam Klein, and our Chairman, John D. Schmitz, serve on the board of Silver Creek and our director Richard Burnett is the president and chief executive officer. Each of B-29 Investments, LP, an entity controlled by John D. Schmitz, and funds controlled by Crestview GP owns 49.5% of the membership interests in Silver Creek.

        U.S. Well Services, LLC—For the year ended December 31, 2019, we provided chemical sales and services totaling approximately $10,287,000 to U.S. Well Services, LLC ("US Well"). US Well is owned by funds managed by Crestview GP, one of our principal stockholders.

        United Surface & Rentals, LLC—for the year ended December 31, 2019, we incurred costs totaling approximately $252,000 from United Surface & Rentals, LLC ("USM") relating to water purchases and land use rights. John D. Schmitz, Cody Ortowski, and Robert Delaney are investors of and each have an ownership stake in USM.

DELINQUENT SECTION 16(a) REPORTS

        Under U.S. securities laws, directors, executive officers and persons holding more than 10% of our common stock must report their initial ownership of common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and Select Energy Services must identify in this Proxy Statement those persons who did not file such reports when due.

        Based solely upon a review of Forms 3 and 4 and any amendments furnished to Select Energy Services during our full year ended December 31, 2019, and Forms 5 and any amendments furnished to Select Energy Services with respect to the same year, other than as listed below, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

        On each of August 26, 2019, September 13, 2019 and December 23, 2019, certain members of Legacy Owner Holdco, a beneficial owner of greater than 10% of our common stock, converted Legacy Owner Holdco units along with a corresponding number of shares of our Class B common stock in exchange for an equal number of shares of our Class A common stock and failed to file, on a timely basis, its report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The Forms 4 required to be filed by Mr. Schmitz (discussed below) and certain members of Legacy Owner Holdco in connection with such transactions were filed on September 20, 2019 for the first two transactions listed above and February 14, 2020 for the third transaction listed above.

        On September 13, 2019, John D. Schmitz, who was then our Executive Chairman, converted Legacy Owner Holdco units along with a corresponding number of shares of our Class B common stock in exchange for an equal number of shares of our Class A common stock and failed to file, on a timely basis, his report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The Form 4 required to be filed by Mr. Schmitz in connection with such transaction was filed on September 20, 2019.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and/or those of our predecessor since 2016. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

  Principal Accountant Fees and Services

        The following table provides information regarding the aggregate fees incurred by the Company, and its predecessor and the previous owners, from Grant Thornton LLP during the last two fiscal years:

	Company, or its Predecessor and the Previous Owners
	2019	2018
Audit Fees(1)	$1,801,250	$1,722,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,801,250	$1,722,900

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available at https://investors.selectenergyservices.com.

Vote Required

        The approval of the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton LLP as Select Energy Services' independent registered public accounting firm for fiscal year 2020.

Report of the Audit Committee of the Board of Directors

        The following report of the Audit Committee of the Company, dated February 20, 2020 shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee of the Board is responsible for independent, objective oversight of the Company's accounting functions and internal control over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by our Board, which is available on the Company's website at https://investors.selectenergyservices.com.

        Management is responsible for the Company's internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        Grant Thornton LLP served as the Company's independent auditor during 2019 and was appointed by the Audit Committee to serve in that capacity for 2020 (and we are seeking ratification by the Company's stockholders at this Annual Meeting of such appointment). Grant Thornton LLP has served as the Company's independent auditor since prior to its initial public offering in 2017.

        In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2019 audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2019. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB").

        The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor's communications with the audit committee concerning independence and has discussed with the independent auditor that firm's independence.

        Based upon the Audit Committee's review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 25, 2020.

Audit Committee of the Board of Directors Richard A. Burnett, Chairman Keith O. Rattie, Member David A. Trice, Member

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO THE SELECT ENERGY SERVICES, INC. 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF SELECT ENERGY SERVICES COMMON STOCK THAT MAY BE ISSUED UNDER OUR 2016 EQUITY INCENTIVE PLAN BY 4,000,000 SHARES

        At the annual meeting, stockholders will be asked to approve an amendment to the Select Energy Services 2016 Equity Incentive Plan, which we refer to as our 2016 Equity Incentive Plan, to increase the number of shares of our common stock authorized to be issued under our 2016 Equity Incentive Plan by 4,000,000 shares. The Board believes this increase is appropriate because it uses equity for the purpose of aligning the interests of participants under our 2016 Equity Incentive Plan with those of the Company's stockholders.

        The below summary of our 2016 Equity Incentive Plan is qualified in its entirety by reference to our 2016 Equity Incentive Plan. The description of the proposed amendment to our 2016 Equity Incentive Plan included below is only a summary of the proposed amendment and is qualified in its entirety by reference to the actual text of the proposed amendment included in Appendix A to this Proxy Statement.

Summary of our 2016 Equity Incentive Plan

        Our 2016 Equity Incentive Plan was initially adopted by our board of directors effective December 20, 2016, in order to enhance the ability of Select Energy Services to motivate current employees, to attract employees of outstanding ability and to provide for awards to be made to directors. In order to enhance the ability of Select Energy Services to compensate its directors and to attract employees of outstanding ability, our 2016 Equity Incentive Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws ("incentive options"); (ii) stock options that do not qualify as incentive stock options ("nonstatutory options," and together with incentive options, "options"); (iii) stock appreciation rights ("SARs"); (iv) restricted stock awards ("restricted stock awards"); (v) restricted stock units ("restricted stock units" or "RSUs"); (vi) bonus stock ("bonus stock awards"); (vii) performance awards ("performance awards"); and (viii) other stock-or cash-based awards (referred to collectively herein with the other awards as the "awards").

        On July 18, 2017, the Select Inc. board of directors approved the First Amendment to our 2016 Equity Incentive Plan (the "Equity Plan Amendment"), which clarifies the treatment of substitute awards under our 2016 Equity Incentive Plan (including substitute awards that were granted in connection with the Rockwater Merger) and allows for the assumption by the Company of shares eligible under any pre-existing stockholder-approved plan of an entity acquired by the Company or its affiliate (including the Rockwater Energy Solutions Inc. Amended and Restated 2017 Long Term Incentive Plan (the "Rockwater Equity Plan")), in each case subject to the listing rules of the stock exchange on which Class A common stock is listed. The effectiveness of the Equity Plan Amendment was subject to approval by the Company's stockholders and the consummation of the transactions contemplated by the Merger Agreement for the Rockwater Merger. The Company's consenting stockholders, who held a majority of the outstanding common stock of the Company, approved the Equity Plan Amendment on July 18, 2017. The Equity Plan Amendment became effective on November 1, 2017 upon the consummation of the Rockwater Merger.

        The maximum number of shares initially reserved for issuance under our 2016 Equity Incentive Plan was 5,400,400 shares of Class A common stock, subject to adjustment in the event of recapitalization or reorganization, or related to forfeitures or the expiration of awards. Stock options are granted with terms not to exceed 10 years. After giving effect to the Equity Plan Amendment, the maximum number of shares of Class A common stock reserved for issuance under our 2016 Equity Incentive Plan is equal to (i) 5,400,400 shares plus (ii) 1,011,087 shares that became available on account of the assumption of the Rockwater Equity Plan, subject to adjustment in the event of recapitalization or reorganization, or related to forfeitures or the expiration of awards. The maximum number of shares described in the preceding sentence does not take into account 2,879,112 shares of Class A common stock related to substitute awards that were granted under our 2016 Equity Incentive Plan following the conversion of outstanding equity awards originally granted under the Rockwater Equity Plan in accordance with the Merger Agreement.

        As of March 12, 2020, there were 7,865,930 unvested equity awards issued under our 2016 Equity Incentive Plan and 678,049 shares available to issue.

Description and Text of the Proposed Amendment

        Our board of directors has determined that, to give our Company the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our common stock available for issuance under our 2016 Equity Incentive Plan should be increased by 4,000,000 shares, and is proposing an amendment, subject to stockholder approval, to effect such an increase. In evaluating the amount of the increase in the shares available under our 2016 Equity Incentive Plan, the Compensation Committee and the board of directors considered the headcount of the Company and the significance of equity awards as a component of overall compensation. Since 2016, including substitute awards issued in the Rockwater Merger, awards covering a total of 8,621,951 shares were made such that 678,049 shares remained under our 2016 Equity Incentive Plan at March 12, 2020.

        In approving and recommending the increase in our 2016 Equity Incentive Plan, the Compensation Committee and the board of directors concluded it was advisable in and in the best interests of the Company to increase the number of shares issuable under our 2016 Equity Incentive Plan to provide the Company with maximum flexibility to use equity awards to continue to support the Company's growth strategy and maintain its ability to attract and retain talented executives, employees, and directors. Because the amount and timing of specific equity awards in the future is dependent on the Company's headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under our 2016 Equity Incentive Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

        To effect the increase in the aggregate number of shares of our common stock that may be issued under our 2016 Equity Incentive Plan, it is proposed that Section 4(a) of our 2016 Equity Incentive Plan be deleted in its entirety and replaced with the following:

          (a)   Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, the total number of shares of Stock reserved and available for delivery with respect to Awards is equal to (i) 8,600,000 shares of Stock plus (ii) 8% of any shares of Stock sold by the Company in any underwritten public offering pursuant to an effective registration statement under the Securities Act that occurs following the Effective Date (such result, as amended from time to time, the "Share Pool"), and all of the shares of Stock in the Share Pool shall be available for the issuance of shares upon the exercise of ISOs. Notwithstanding any provision herein, subject to the listing rules of the stock exchange, if any, on which the Stock is listed, shares of Stock delivered with respect to Substitute Awards granted in assumption of, or in substitution for, awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate shall not reduce the number of shares of Stock in the Share Pool; provided, however, that such Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as ISOs shall count against the limitation with respect to shares that may be issued upon the exercise of ISOs provided in Section 4(a). Subject to the listing rules of the stock exchange, if any, on which the Stock is listed, a number of shares under a pre-existing shareholder-approved plan of an entity directly or indirectly acquired by the Company or any Affiliate as a result of a merger, consolidation or acquisition equal to the shares remaining available for delivery under such pre-existing shareholder-approved plan as of the date of the consummation of such transaction (as appropriately adjusted to reflect such transaction) may, if and to the extent permitted by the Board, be delivered with respect to Awards under the Plan and such shares shall not reduce the number of shares of Stock in the Share Pool; provided, however, that such Awards shall not be made after the date awards or grants could have otherwise been made under the terms of such pre-existing shareholder-approved plan, absent the transaction.

        Therefore, the Company is asking you to approve an increase in the number of shares reserved for issuance under our 2016 Equity Incentive Plan by 4,000,000 shares pursuant to the above in order to allow the future issuance of equity awards to its directors, consultants, and current and potential employees. As a result, unless the amount reserved for issuance under our 2016 Equity Incentive Plan is increased, awards under our 2016 Equity Incentive Plan that could be used as incentives to attract, motivate, and retain employees and directors who are critical to the success of the Company, will expire. The Company believes equity awards encourage achievement of superior results by providing participants with an opportunity to acquire a proprietary interest in Select Energy Services and additional incentive to work for its continued success. Except for the increase in shares reserved for issuance, approval of the proposed amendment will not result in any other change to the terms of our 2016 Equity Incentive Plan.

Summary of Principal Terms of our 2016 Equity Incentive Plan

        The following is a summary description of the material features of our 2016 Equity Incentive Plan, as proposed to be amended. The statements made in this proxy statement regarding the amendment to Plan should be read in conjunction with and are qualified in their entirety by reference to our 2016 Equity Incentive Plan, a copy of which is available as Exhibit 4.3 to a Registration Statement on Form S-8 filed with the SEC on April 24, 2017. Prior filings with the SEC are available through our website at https://investors.selectenergyservices.com, www.sec.gov, or in printed form upon request by any stockholder.

        Our 2016 Equity Incentive Plan currently is effective until December 20, 2026. The purposes of our 2016 Equity Incentive Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

        Under our 2016 Equity Incentive Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in our 2016 Equity Incentive Plan. Generally, all classes of our employees are eligible to participate in our 2016 Equity Incentive Plan.

        Our 2016 Equity Incentive Plan currently provides that a maximum of 9,300,000 shares of our common stock may be issued in conjunction with awards granted under our 2016 Equity Incentive Plan. At December 31, 2019, approximately 2,700,000 shares of our common stock remained available for awards to be granted under our 2016 Equity Incentive Plan. However, since that date, we granted restricted stock awards under our 2016 Equity Incentive Plan and reserved shares for new hire awards, reducing the number of shares available for award under our 2016 Equity Incentive Plan to 678,049 as of March 12, 2020. If our 2016 Equity Incentive Plan is amended as proposed herein, approximately 4.7 million shares of our common stock would be available for new awards to be granted under our 2016 Equity Incentive Plan. Awards that are forfeited under our 2016 Equity Incentive Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under our 2016 Equity Incentive Plan.

        Our 2016 Equity Incentive Plan currently provides that a maximum of 9,300,000 shares of our common stock could be issued in conjunction with incentive stock options granted under our 2016 Equity Incentive Plan. Our 2016 Equity Incentive Plan also limits the aggregate number of shares of our common stock that may be issued in conjunction with stock options and/or stock appreciation rights to any eligible employee in any calendar year to 1,000,000 shares. Our 2016 Equity Incentive Plan also limits the aggregate number of shares of our common stock that may be issued in conjunction with the grant of restricted stock awards, restricted stock unit awards, performance unit awards, stock awards and other incentive awards to any eligible employee in any calendar year to 1,000,000 shares.

Administration

        The Compensation Committee of our board of directors administers our 2016 Equity Incentive Plan. The members of our Compensation Committee serve at the pleasure of our board of directors. With respect to awards to be made to any of our non-employee directors, the Compensation Committee will make recommendations to our board of directors as to:

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  which of such persons should be granted awards;

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  the types and terms of proposed grants or awards to those selected by our board of directors to participate;

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  the exercise price for options and stock appreciation rights; and

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  any limitations, restrictions and conditions upon any awards.

        Any award to any of our directors under our 2016 Equity Incentive Plan must be approved by our board of directors.

        In connection with the administration of our 2016 Equity Incentive Plan, the Compensation Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

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  determine which employees and other persons will be granted awards under our 2016 Equity Incentive Plan;

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  grant the awards to those selected to participate;

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  determine the exercise price for options and stock appreciation rights; and

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  prescribe any limitations, restrictions and conditions upon any awards.

        In addition, our Compensation Committee will interpret our 2016 Equity Incentive Plan and make all other determinations and take all other actions that may be necessary or advisable to implement and administer our 2016 Equity Incentive Plan.

Types of Awards

        Our 2016 Equity Incentive Plan permits the Compensation Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our common stock, awards of stock appreciation rights, or SARs, awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

        Restricted Stock.    Restricted shares of our common stock may be granted under our 2016 Equity Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as our board of directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by our board of directors or our Compensation Committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria based upon our achievement of certain operational, financial or stock performance criteria. In addition, our board of directors or the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will immediately vest upon the occurrence of a change of control. Our board of directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of shares of restricted stock in the event of death or permanent disability of the employee, or for such other reasons as our board of directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

        Restricted Stock Units.    A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our common stock. Our 2016 Equity Incentive Plan provides for payment in the form of shares of our common stock or cash. Restricted stock units may be granted under our 2016 Equity Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, as our board of directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by our board of directors or our Compensation Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria based upon our achievement of certain operational, financial or stock performance criteria. Restricted stock units would immediately vest upon the occurrence of a change of control. Our board of directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of restricted stock units in the event of death or permanent disability of the employee, or for such other reasons as our board of directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

        Our 2016 Equity Incentive Plan also permits our board of directors or Compensation Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of our board of directors or Compensation Committee), or be subject to such other provisions or restrictions as determined in the discretion of our board of directors or Compensation Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our common stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights may provide that such dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award or be subject to such other provisions and restrictions as determined in the discretion of our board of directors or Compensation Committee.

        Stock Options.    Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our 2016 Equity Incentive Plan will be determined by our board of directors or the Compensation Committee at the time of the grant, but may not be less than the fair market value of our common stock on the date such stock option is granted. Either our board of directors or the Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either our board of directors or the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Our 2016 Equity Incentive Plan provides for acceleration of the right of an individual employee to exercise his or her stock option in the event we experience a change of control. No cash consideration is payable to us in exchange for the grant of options.

        Our 2016 Equity Incentive Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code, or Nonqualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 82 and 421 of the Code.

        Incentive Stock Options.    Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price may not be less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

        Nonqualified Options.    Nonqualified Options are stock options which do not qualify as Incentive Stock Options. Nonqualified Options may be granted to our directors and consultants, as well as to our employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for Nonqualified Options will be determined by the Compensation Committee at the time the Nonqualified Options are granted, but may not be less than the fair market value of our common stock on the date the Nonqualified Option is granted. Nonqualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. Incentive Stock Options and Nonqualified Options are treated differently for federal income tax purposes as described below under "—Tax Treatment."

        The exercise price of stock options may be paid in cash, in whole shares of our common stock, or in a combination of cash and our common stock, equal in value to the exercise price. Our 2016 Equity Incentive Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by our board of directors or the Compensation Committee, in whole shares of our common stock, (3) subject to the prior approval by our board of directors or the Compensation Committee, by withholding shares of common stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by our board of directors or the Compensation Committee, by a combination of the foregoing, equal in value to the exercise price. Our board of directors or Compensation Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by our board of directors or Compensation Committee, as applicable.

        Performance Unit Awards.    Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by our board of directors or our Compensation Committee.

        Stock Appreciation Rights.    Awards of stock appreciation rights, which we refer to as SARs, entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our common stock subject to the SAR award between the date of the grant of the SAR award and the fair market value of these shares on the exercise date. Our 2016 Equity Incentive Plan provides for payment in the form of shares of our common stock or cash. Our 2016 Equity Incentive Plan provides for acceleration of the right of an individual employee to exercise his or her SAR in the event we experience a change of control.

        Performance Bonuses.    A performance bonus entitles the recipient to receive a cash bonus upon the attainment of a performance target established by our board of directors or our Compensation Committee. Payments of performance bonuses are made within 60 days of the certification by our board of directors or our Compensation Committee that the performance target(s) have been achieved. The maximum amount that may be made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $5,000,000. Our 2016 Equity Incentive Plan permits payment of performance bonuses in the form of cash or our common stock.

        Stock Awards.    A stock award entitles the recipient to shares of our common stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our common stock and at such times as our board of directors or our Compensation Committee may determine, and our board of directors or our Compensation Committee may require a participant to pay a stipulated purchase price for each share of our common stock covered by a stock award.

        Other Incentive Awards.    Our 2016 Equity Incentive Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our common stock if our board of directors or our Compensation Committee determines that such other incentive awards are consistent with the purposes of our 2016 Equity Incentive Plan. Such other incentive awards may include, but are not limited to, our common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for our common stock, awards with value and payment contingent upon our performance or any other factors designated by our board of directors or our Compensation Committee, and awards valued by reference to the book value of our common stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under our 2016 Equity Incentive Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under our 2016 Equity Incentive Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under our 2016 Equity Incentive Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Securities Exchange Act of 1934, as amended.

Performance Criteria

        The performance criteria to be used for purposes of awards under our 2016 Equity Incentive Plan are set in the sole discretion of our board of directors or our Compensation Committee and may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed or with respect to which the participant performs services, and may consist of one or more or any combination of the following criteria: operational criteria, financial criteria, including earnings (net income, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share), cash flow, operating income, general and administrative expenses, debt to equity ratio, debt to cash flow, debt to EBITDA, EBITDA to interest, return on assets, return on equity, return on invested capital, profit returns/margins and midstream margins; and stock performance criteria, including stock price appreciation, total stockholder return and relative stock price performance.

        Our 2016 Equity Incentive Plan provides our board of directors or our Compensation Committee discretion to determine whether all or any portion of a restricted stock award, restricted stock unit award, performance unit award, performance bonus, stock award or other incentive award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code (the "162(m) Requirements"). The performance criteria for any such award that is intended to satisfy the 162(m) Requirements would be established in writing by a committee composed of two or more "outside directors" within the meaning of Section 162(m) of the Code based on one or more performance criteria listed above not later than 90 days after commencement of the performance period with respect to such award or any such other date as may be required or permitted for "performance-based compensation" under the 162(m) Requirements, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an award and to the extent permitted under the 162(m) Requirements, the committee may provide for the manner in which the performance goals would be measured in light of specified corporate transaction, extraordinary events, accounting changes or other similar occurrences. All determinations made by the committee as to the establishment or the achievement of performance goals, or the final settlement of an award intended to satisfy the 162(m) Requirements would be required to be made in writing. The committee would have discretion to reduce, but not to increase, the amount payable and/or the number of shares of our common stock to be granted, issued, retained or vested pursuant to any such award.

Transferability

        Nonqualified Options are transferable on a limited basis. Other types of awards authorized under our 2016 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution. In no event may a stock option be exercised after the expiration of its stated term.

Termination

        Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder's termination of employment with us or any of our subsidiaries or affiliates for any reason other than retirement with our consent, disability or death. Unless our board of directors or the Compensation Committee specifies otherwise in an award agreement, if an employee's employment with us or any of our subsidiaries or affiliates terminates as a result of death, disability or retirement, the employee (or personal representative in the case of death) may exercise any vested Incentive Stock Options for a period of up to three months after such termination (one year in the case of death or disability in lieu of the three-month period) and any vested Nonqualified Option during the remaining term of the option.

        Unless our board of directors or the Compensation Committee specifies otherwise in an award agreement, if an employee's employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless our board of directors or the Compensation Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by our board of directors or our Compensation Committee. Unless our board of directors or the Compensation Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

        Our Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. Our 2016 Equity Incentive Plan provides that, upon the occurrence of a change of control event, our board of directors or our Compensation Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by our board of directors or our Compensation Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards covering the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

        Our board of directors may amend our 2016 Equity Incentive Plan at any time. However, without stockholder approval, our 2016 Equity Incentive Plan may not be amended in a manner that would increase the number of shares that may be issued under our 2016 Equity Incentive Plan, materially modify the requirements as to eligibility for participation in our 2016 Equity Incentive Plan, or materially increase the benefits to participants provided by our 2016 Equity Incentive Plan.

Tax Treatment

        The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our 2016 Equity Incentive Plan. This summary is not intended to provide or supplement tax advice to eligible employees. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

        Restricted Stock.    A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

        A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

        Restricted Stock Units.    A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis, equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

        Incentive Stock Options.    An optionee will not realize taxable income upon the grant of an Incentive Stock Option. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the Incentive Stock Option is exercised and if the Incentive Stock Option is exercised during his period his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the Incentive Stock

Option is exercised (determined on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee's individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

        If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

        If an optionee uses already owned shares of common stock to pay the option price under an Incentive Stock Option, the resulting tax consequences will depend upon whether the already owned shares of common stock are "statutory option stock," and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the option price of an Incentive Stock Option. If the stock used to pay the option price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Stock Option covering the stock was exercised over the amount paid for the stock.

        If an optionee effects a net exercise of an Incentive Stock Option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the option price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

        Nonqualified Options.    An optionee will not realize taxable income upon the grant of a Nonqualified Option. At the time the optionee exercises the Nonqualified Option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the Nonqualified Option is exercised exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the optionee before sale.

        If an optionee uses already owned shares of common stock to pay the option price under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the option price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee's basis will be allocated among the shares received.

        Stock Appreciation Rights.    A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

        Performance Units and Performance Bonuses.    A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. If an award is "performance-based compensation" under Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. Otherwise, our deduction may be limited by Section 162(m) of the Code as described below. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

        Stock Awards.    A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any.

        Other Incentive Awards.    The specific tax consequences applicable with respect to other incentive awards granted under our 2016 Equity Incentive Plan will depend on the terms and conditions applicable to the award.

        Code Section 162(m).    Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance-based compensation" under Section 162(m) of the Code are exempt from the cap and do not count toward the $1,000,000 limit. In order to be "performance-based compensation" exempt from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must (among other things) be based on the satisfaction of one or more performance goals specified by the Compensation Committee. Generally, stock options and stock appreciation rights will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms. In any event, we reserve the right to award compensation that is not "performance-based compensation" and that is not deductible under Section 162(m) of the Code.

        To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Vote Required

        The approval of this proposal will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the approval of the amendment to our 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 million shares.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis ("CD&A") provides information regarding the compensation of our Named Executive Officers ("NEOs"), including the objectives, principles, policies and practices of our executive compensation program. Select's executive compensation program is overseen by the Compensation Committee of our Board (the "Compensation Committee"). This CD&A focuses on how the Compensation Committee sets executive compensation, the components of our 2019 executive compensation program, and the circumstances and factors that the Compensation Committee considered in making its decisions.

        For purposes of this Proxy Statement, our 2019 executive compensation program is presented for the following executive officers who, for the year ended December 31, 2019, were our principal executive officer, principal financial officer, and three other most highly compensated executive officers, and also includes compensation information for other individuals who would have been among our three other most highly compensated executive officers during 2019, but were not serving as executive officers at the end of 2019:

Name	Principal Position
Holli C. Ladhani	President, Chief Executive Officer, and Director
John D. Schmitz	Executive Chairman of the Board of Directors*
Nick L. Swyka	Chief Financial Officer and Senior Vice President
Michael C. Skarke	Executive Vice President, Water Infrastructure
Cody J. Ortowski	Executive Vice President, Business Strategy
David J. Nightingale	Former Executive Vice President, Wellsite Services**
Mitchell M. Shauf	Executive Vice President, Water Services

*
Mr. Schmitz transitioned from Executive Chairman to non-executive Chairman of the Board of Directors on December 31, 2019.

**
Effective March 29, 2019, Mr. Nightingale's employment with the Company terminated.

Executive Summary

        Our Compensation Committee set out to develop an executive compensation program structured to achieve a number of objectives, including: align executive interests with our long-term strategy and those of our stockholders; tie a significant portion of compensation directly to our operating and financial performance and execution of strategic objectives; enable us to attract and retain high performing executives through competitive pay practices; and align pay and performance in a way that is transparent and understood by all stockholders. This CD&A provides detail on how our Company achieves these objectives and best aligns our NEO interests with those of our stockholders.

2019 Compensation Components

        Our executive compensation program currently consists of the following key components, which are described in greater detail below:

Primary Goals of our Executive Compensation Program
Principal Components of Executive Compensation Program		Attract/ Retain/ Motivate	Pay for Performance	Stockholder Alignment
Base Salary	• Salary is an essential factor in attracting and retaining qualified personnel	✓
Annual Cash Incentives	• Provided through the Select Energy Services Inc. Short Term Incentive Program ("STI Plan")	✓	✓	✓
• Awards are tied to achievement of specific annual financial, operational, safety and individual performance goals, all of which contribute to the creation of stockholder value
Long-Term Incentives	• Provided through a combination of time- and performance-based equity awards	✓	✓	✓
• Promotes alignment with stockholders by tying the majority of executive compensation to creation of long-term stockholder value and encouraging executives to build meaningful equity ownership stakes

Compensation Governance Best Practices

        Our Compensation Committee endeavors to ensure our executive compensation program is grounded in good governance practices that the committee believes are in the best interests of our stockholders. These practices include:

What We Do	What We Don't Do

✓

Emphasize at-risk pay and pay for performance

✓

Maintain stock ownership guidelines

✓

Engage an independent compensation consult

✓

Perform annual risk assessments of compensation programs

✓

Half of long-term incentives are performance-based

✓

All long-term incentives are impacted by changes in stock price

× No automatic base salary increases × No significant perquisites × No guaranteed annual bonuses × No dividends on unearned performance-based equity awards × No hedging × No tax gross-ups

What Guides Our Compensation Structure

Compensation Philosophy

        We generally reference the median of our competitive market for base salaries and target incentive opportunities, and the Compensation Committee maintains a focus on pay-for-performance and compensation in the form of equity awards to leverage the Company's ability to attract, retain and motivate key talent. The structure of our executive compensation program, including base pay and

"at-risk" compensation (short- and long-term incentives), as well as other benefits, is intended to achieve the following objectives:

  •
  Align executive interests with the interests of our stockholders and our long-term strategy while discouraging undue risk taking by emphasizing long-term equity based incentives and requiring executives to retain a significant portion of these incentives earned over time in common shares;

  •
  Foster a pay for performance culture by tying a significant portion of compensation directly to Select's operating and financial performance and execution of strategic objectives, including annual operating performance and return on assets generated over a three-year period, and linking a portion of compensation to individual performance, including behaviors that exemplify Select's values. A large percentage of compensation is "at risk" (82% for the CEO and 70% on average for the other NEOs) and performance-related (50% for the CEO and 48% on average for the other NEOs);

CEO Target Compensation Mix	Average Other NEO Target Compensation Mix

  •
  Attract and retain high performance executives through competitive pay practices (including equity), considering relevant market pay for oil and gas services and other factors; and

  •
  Align pay outcomes with performance in a way that is transparent and understood by all stakeholders through clear and complete disclosure of executive compensation policies and practices, including alignment of certain metrics to strategy.

        The Compensation Committee regularly reviews and considers the effectiveness of the Company's existing compensation programs and modifies such programs or develops new programs to better effectuate the Compensation Committee's compensation objectives.

Compensation Setting Process

        The Compensation Committee has ultimate responsibility for reviewing, evaluating, and approving the compensation of our NEOs. The Compensation Committee is comprised of three independent, non-employee directors on our Board, and it works closely with its independent consultant and management to examine the effectiveness of the Company's executive compensation program throughout the year. A copy of the Committee's charter may be found under the "Investors—Corporate Governance" caption on our website: https://investors.selectenergyservices.com.

        Role of the Compensation Committee.    The Compensation Committee reviews and approves all compensation and awards to the NEOs. The primary role of the Compensation Committee is to review, evaluate and approve, and otherwise discharge the Board's responsibilities relating to, the compensation of the Company's executive officers and directors, including the oversight of risks related to compensation policies and programs, as well as the agreements, plans, policies and programs of the Company to compensate the Company's executive officers and directors. The Compensation Committee on its own reviews the performance and compensation of the CEO and approves her level of compensation. The Compensation Committee may choose to gather input from the Chairman and other members of the Board and may engage in discussions with other persons and advisors as it deems appropriate. For the other NEOs, the Compensation Committee approves each element of compensation following its review of the recommendations made by the CEO. The Compensation Committee also reviews and approves equity-based awards for all recipients other than those hired during the year who do not report directly to the CEO, generally based on recommendations from the CEO and guidance from the Compensation Committee's independent compensation consultant.

        Role of the Chief Executive Officer.    Our CEO is tasked with reviewing compensation for all of our NEOs other than herself, and makes compensation recommendations to the Compensation Committee. The CEO does not participate in the Compensation Committee's determination of her own compensation. The CEO's recommendations are based on her evaluations of the performance of the NEOs based on several factors, including individual performance, business results and general information related to compensation at other public companies. In consultation with the CEO, the Compensation Committee has final approval over the compensation to be paid to the executive officers. Either as a Director of the Company or in her role with management, the CEO regularly is invited to attend meetings of our Compensation Committee. Additionally, certain members of management may also be invited to attend selected meetings of our Board or Compensation Committee. Following each such meeting, the CEO and, if applicable, any other invited member of management, is excused from non-management executive sessions of our Board or Compensation Committee, as applicable.

        Role of the Independent Consultant.    In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Compensation Committee relies on outside experts to assist in its deliberations. During late 2018 and 2019, the Compensation Committee received independent compensation advice and data from Pearl Meyer & Partners, LLC ("Pearl Meyer").

        Pearl Meyer was directly engaged by the Compensation Committee to provide advice and information regarding:

  •
  Compensation philosophy and practices;

  •
  Peer group composition;

  •
  Compensation program design;

  •
  Short-term and long-term incentive plan administration; and

  •
  Competitive compensation analysis for executive officers and non-executive directors.

        With respect to non-executive director compensation, Pearl Meyer reviewed the Company's philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-executive director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee comparative market assessments of executive and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management.

        The Compensation Committee regularly reviews the services provided by its outside consultants and, after considering all relevant factors, including the factors listed in Section 303A.05(c)(iv) of the New York Stock Exchange Listed Company Manual, believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis. Based on these reviews and this monitoring, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

        Role of Market Data.    Our Compensation Committee relies in part, but not exclusively, on market data from Pearl Meyer in determining appropriate levels of pay for our NEOs. Market data provided by Pearl Meyer during 2019 included data from compensation surveys and from our peer group. The Committee reviews the composition of our peer group on an annual basis and, after consultation with Pearl Meyer, revises the group as it deems appropriate. The information from the compensation peer group is used to help define the competitive market for executive pay in similarly situated companies in our industry for each of our CEO, Chief Financial Officer and Executive Vice Presidents. In developing the 2019 peer group, Pearl Meyer employed the following general approach:

  •
  Developed pool of potential peer companies based on the GICS sector (oilfield services), direct competitors identified by management, companies identified as peers by our competitors, companies listed in various institutional investor research reports, and companies listed in shareholder advisor reports

  •
  Identified potential removals due to acquisition, bankruptcy, etc.

  •
  Screened out remaining companies based on a combination of the following:

  o
  Public companies: Eliminated privately-held companies, subsidiaries, recently acquired firms, or financially distressed companies to provide assurance that executive compensation and financial results will be disclosed.

  o
  Company size: Current & projected revenue, employees, market capitalization, and assets, excluding companies outside a reasonable revenue range compared to Select (approximately 1/3x to approximately 3x) as executive compensation levels are generally correlated with company financial size.

  o
  Financial / Operating / Business: Considered factors such as type of business, structure, geographic footprint, corporate office location, and stock price correlation to provide more appropriate performance comparisons, make pay and performance analyses more meaningful, and ensure that peers are operating in similar areas or are located in areas where direct competition for executives is more pronounced.

        Based upon this screening process, Pearl Meyer suggested and our Compensation Committee adopted the following 18 peers as our peer group for 2019; compared to our peer group used for 2018, C&J Energy Services, Inc., CES Energy Solutions Corp., Covia Holdings Corp., Keane Group, Inc., Nine Energy Services, Inc. and ProPetro Holding Corp. were added and Core Laboratories N.V., Fairmount Santrol Holdings Inc., Frank's International N.V. and Matrix Service Company were removed:

Archrock, Inc.	Keane Group, Inc.	ProPetro Holding Corp.
C&J Energy Services, Inc.	Newpark Resources Inc.	RPC, Inc.
CES Energy Solutions Corp.	Nine Energy Services, Inc.	Secure Energy Services Inc.
Covia Holdings Corp.	NOW, Inc.	Superior Energy Services, Inc.
Exterran Corp.	Oil States International, Inc.	TETRA Technologies, Inc.
Forum Energy Technologies Inc.	Precision Drilling Corporation	U.S. Silica Holdings Inc.

        Results and Consideration of Prior Say-on-Pay Vote.    We currently present an advisory vote to approve the compensation of our NEOs (a "say-on-pay" vote) to our stockholders every three years. The last say-on-pay vote was conducted at our 2018 Annual Meeting of Stockholders. We received over 99% approval in that say-on-pay vote. After considering the results of the 2018 say-on-pay vote, our Compensation Committee determined not to make any changes to our 2019 executive compensation program or practices that were specifically driven by such say-on-pay vote results.

2019 Executive Compensation Program

Base Salary

        Each NEO's base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on individual roles and responsibilities, internal equity, and positioning relative to similarly situated executives in our peer group. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, our Compensation Committee considers individual and company performance over the course of the applicable year.

        The base salary of each of our NEOs for 2019, as established by our Compensation Committee, is as follows:

Executive	Base Salary as of 12/31/19
Holli C. Ladhani	$725,000
John D. Schmitz	$543,750
Nick L. Swyka	$325,000
Michael C. Skarke	$300,000
Cody J. Ortowski	$425,000
David J. Nightingale(1)	$350,000
Mitchell M. Shauf	$310,000

(1)
Salary provided as of March 29, 2019

Annual Cash Incentives

        Annual cash incentives for our NEOs are provided through our STI Plan and are structured to reward achievement relative to annual financial, operational and individual performance objectives. Our Compensation Committee reviews and approves the annual cash incentive awards for each NEO based upon performance achievements established by the Compensation Committee at the beginning of the year. Our Compensation Committee established the following target 2019 annual cash incentive awards for our NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of market pay practices:

Executive	2019 Target Annual Incentive (% of Base Salary)
Holli C. Ladhani	100%
John D. Schmitz	100%
Nick L. Swyka	80%
Michael C. Skarke	80%
Cody J. Ortowski	80%
David J. Nightingale	80%
Mitchell M. Shauf	80%

        For the 2019 annual cash incentive awards, the Compensation Committee selected the following metrics, which are based on fully consolidated Company results for Ms. Ladhani and Messrs. Schmitz, Swyka, Ortowski and Nightingale, and individual segment results for Messrs. Skarke and Shauf:

  •
  Adjusted earnings before income, taxes, depreciation and amortization ("EBITDA") (as defined in our credit agreement dated November 1, 2017 (our "credit agreement")) increased by any forecasted EBITDA realized from any incremental capital expenditures or acquisitions approved during the 2019 fiscal year, but not contemplated by the 2019 capital budget, which represents 70% of each NEO's potential award;

  •
  Safety metrics based on total recordable incident rate ("TRIR") with a lost-time injury rate ("LTIR") modifier, which represents 10% of each NEO's potential award; and

  •
  Strategic individual achievements based on individual performance, which represent 20% of each NEO's potential award.

        The Compensation Committee annually evaluates the appropriate performance metrics, and relative weighting of those metrics, for our STI Plan based on financial goals, operational goals and strategic plans for the Company. These metrics are chosen to align performance and safety throughout the Company and to emphasize stockholder value.

        Performance targets for each measure are based upon the 2019 budget approved by our Board. The following table sets forth threshold, target and maximum performance goals established by the Compensation Committee with respect to the company-wide EBITDA and safety metrics (or segment-wide metrics for Messrs. Skarke and Shauf), as well as our actual achievement with respect to those performance metrics.

  Company-Wide Metrics for Ms. Ladhani and Messrs. Schmitz, Swyka, Ortowski and Nightingale

	2019 Performance Goals
					Percent of Target Metric Earned				Percent of Target Bonus Earned
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2019 Actual Performance			Weight
EBITDA	$127.9mm	$228.7mm	$274.1mm	$182.7mm	58%	x	70%	=	40.6%
Safety	1.35 TRIR	0.95 TRIR	0.95 TRIR	0.33 TRIR	200%	x	10%	=	20%
	0.42 LTIR	0.35 LTIR	0.29 LTIR	0.07 LTIR
							TOTAL		60.6%

  Water Infrastructure Segment-Wide Metrics for Mr. Skarke

	2019 Performance Goals
					Percent of Target Metric Earned				Percent of Target Bonus Earned
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2019 Actual Performance			Weight
EBITDA	$40.6mm	$58.0mm	$87.1mm	$42.9mm	48%	x	70%	=	33.6%
Safety	1.35 TRIR	0.95 TRIR	0.95 TRIR	0.26 TRIR	200%	x	10%	=	20%
	0.42 LTIR	0.35 LTIR	0.29 LTIR	0.06 LTIR
							TOTAL		53.6%

  Water Services Segment-Wide Metrics for Mr. Shauf

	2019 Performance Goals
					Percent of Target Metric Earned				Percent of Target Bonus Earned
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2019 Actual Performance			Weight
EBITDA	$120.0mm	$171.4mm	$257.2mm	$138.2mm	60%	x	70%	=	42%
Safety	1.35 TRIR	0.95 TRIR	0.95 TRIR	0.26 TRIR	200%	x	10%	=	20%
	0.42 LTIR	0.35 LTIR	0.29 LTIR	0.06 LTIR
							TOTAL		62%

        In determining each NEO's discretionary individual achievement, the Compensation Committee took into account each NEO's individual contributions to our overall performance during 2019, including successes such as individual achievements, development of a strategic vision for the Company and overall performance of managed departments, and negative factors such as our share price and delayed or partial achievement of strategic plans.

        In light of the above results with respect to the company-wide (or segment-wide, as applicable) portion of the annual cash incentive program for 2019 and the above discussion with respect to the Compensation Committee's assessment of each NEO's discretionary individual achievements, the Compensation Committee approved the following payments under the STI Plan:

			Percent of Target Earned
Name	Target Bonus		Company-Wide (or Segment-Wide) Metrics Achievement		Individual Achievement (Weighted)		Total Percent of Target Earned	Approved 2019 STI Plan Payout
Holli C. Ladhani	$725,000		60.6%	+	20.0%	=	80.6%	$584,350
John D. Schmitz	$543,750		60.6%	+	20.0%	=	80.6%	$438,262
Nick L. Swyka	$260,000		60.6%	+	23.0%	=	83.6%	$217,360
Michael C. Skarke	$240,000		53.6%	+	16.0%	=	69.6%	$167,040
Cody J. Ortowski	$340,000		60.6%	+	16.0%	=	76.6%	$260,440
Mitchell M. Shauf	$248,000		62.0%	+	20.0%	=	82.0%	$203,360
David J. Nightingale	$66,920	(1)	60.6%	+	20.0%	=	80.6%	$53,948

(1)
Represents a pro-rata portion of Mr. Nightingale's target annual cash incentive award, as his award was subject to pro-ration in connection with his separation from the Company.

Long-Term Incentives

        Our Compensation Committee reviews and approves the equity awards for each NEO. The equity-based awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the "2016 Plan") for 2019 are split equally between performance- and time-based awards. The size of the grants to the NEOs were determined based on title and responsibility and, for each NEO, are based on a target award of 190% of such NEO's base salary (other than Ms. Ladhani whose target award is 360% of her base salary, and Mr. Schmitz who received $1,000,000 of each of restricted shares of Class A common stock and PSUs; the vesting of the restricted shares and service requirement under the PSUs were both satisfied on December 31, 2019). Mr. Schmitz grants were designed differently than those provided to the other NEOs due to the Compensation Committee's consideration of various factors, including that Mr. Schmitz did not receive compensation in 2018 and his previous grants were no longer adequate to appropriately compensate and incentivize Mr. Schmitz's prior position.

        For the time-based awards granted in 2019, the Compensation Committee approved grants in the form of restricted shares which vest ratably over the three years following the date of grant. For the performance-based awards granted in 2019, the Compensation Committee approved grants in the form of performance share units ("PSUs") based on our return on assets ("ROA") over the three-year performance period beginning January 1, 2019 and ending December 31, 2021. The Compensation Committee selected ROA as the performance metric for these awards, because it believes ROA provides one of the best tool for assessing capital priorities that would achieve the following:

  •
  Encourage thorough and disciplined capital allocation decisions.

  •
  Provide transparency to the next level of management so that award recipients can understand how to impact the metric.

        ROA is calculated based on the percentage obtained by dividing our adjusted net income by our net assets. Adjusted net income is calculated by multiplying 0.79 by our "EBITDA" (as defined in our credit agreement), excluding interest expense and depreciation expense, and net assets is calculated based on our average total assets, less our current liabilities and intangible assets. Achievement under the ROA at the end of the three-year performance period is determined based on the following scale using linear interpolation between each level of achievement:

Level of Achievement	Return on Assets	Earned PSUs (% of Target)
Below Threshold	< 9.6%	0%
Threshold	9.6%	50%
Target	12%	100%
Maximum	14.4%	175%

Other Compensation Elements

  Other Awards

        In connection with entering into an employment agreement with each of Mr. Skarke and Mr. Shauf (as further described below) in January 2019, the Company paid each of Mr. Skarke and Mr. Shauf a signing bonus equal to $210,000 and $206,250, respectively. The signing bonus was subject to repayment to the Company in the event of the executive's termination of employment by the Company with cause" or by the executive without "good reason" (each as defined in the employment agreement) during the one-year period following the effective date of the employment agreement. In addition, the Company granted to each of Mr. Skarke and Mr. Shauf an award of time-based restricted shares (82,677 for Mr. Skarke and 81,200 for Mr. Shauf) that generally vests on the third anniversary of the date of grant.

        Also in 2019, the Company paid Mr. Nightingale a transaction success bonus of $210,000 relating to the divestiture of the Company's Wellsite Services business segment, which bonus was paid to Mr. Nightingale pursuant to his separation arrangement as described below under "Potential Payments Upon Termination or Change in Control."

  Retirement Plan

        We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEO, to save for the future. During 2019, the 401(k) Plan provided a matching contribution in an amount equal to 4% of a participant's eligible compensation.

  Employment Agreements

        We maintain employment agreements with Ms. Ladhani and Messrs. Swyka, Skarke and Shauf. The Compensation Committee believes individual employment agreements are important for attracting and retaining talented executives. Each employment agreement provides for an initial term of (i) two years for Ms. Ladhani with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal, (ii) three years for Mr. Swyka with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal and (iii) five years for Messrs. Skarke and Shauf. Each employment agreement provides for an initial, annualized base salary, annual cash incentive bonus opportunity and eligibility to participate in all benefit plans and programs of the Company available to other senior executives of the Company. In addition, the employment agreements contain certain restrictive covenants, including provisions that prohibit, with certain limitations, the NEO from competing with the Company and its affiliates, soliciting any of the Company's or its affiliates' customers, or soliciting or hiring any of the Company's or its affiliates' employees or inducing them to terminate their employment with the Company and its affiliates. These restrictions will generally apply during the term of the NEO's employment with the Company and for (i) two years following the termination date for Ms. Ladhani, (ii) one year following the termination date for Mr. Swyka and (iii) the earlier to occur of (A) one year following the termination date or (B) the end of the term of their respective employment agreements for Messrs. Skarke and Shauf. The employment agreements each provide for severance benefits as described below under "Potential Payments Upon Termination or Change in Control."

  Mr. Nightingale's Separation Agreement

        On April 14, 2019, we entered into a separation agreement and general release of claims with Mr. Nightingale providing for the end of Mr. Nightingale's employment with the Company effective March 29, 2019. Upon Mr. Nightingale's execution and non-revocation of a confirming release of claims, the Company agreed to provide Mr. Nightingale with certain separation benefits as described below under "Potential Payments Upon Termination or Change in Control."

Other Compensation-Related Guidelines and Policies

Stock Ownership and Retention Guidelines

        In May 2018, the Board adopted Stock Ownership and Retention Guidelines for all executive officers and directors of the Company. These guidelines were subsequently updated in 2019 to increase the stock ownership requirements for non-employee directors from two times base annual retainer to three times base annual retainer. The guidelines are determined by using a multiple of the executive officer's annual base salary or the non-employee director's base annual retainer and converting it into a fixed number of shares. The guidelines are initially calculated using the executive officer's annual base salary as of the later of the date the guidelines were initially adopted and the date the person became an executive officer subject to the guidelines. For the non-employee directors, the guidelines reference the base annual retainer in effect as of the later of the date the guidelines were initially adopted and the date the person became a non-employee director subject to the guidelines. The minimum levels of stock ownership are outlined below:

Title	Ownership Guideline
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Executive Vice President	2x annual base salary
Senior Vice President	2x annual base salary
Non-Employee Director	3x base annual retainer

        Stock ownership levels must be achieved by each executive officer or non-employee director within five years of the initial adoption of the guidelines or within five years of the individual's first appointment as an executive officer or non-employee director, whichever is later. Following any change in title or change in base salary of any executive officer, the corresponding ownership guideline for such person shall be revised accordingly. The executive officer must achieve the new stock ownership level within five years of the effective date of such change in title or base salary.

        Stock that counts toward satisfaction of the Guidelines includes:

  •
  Shares of common stock owned directly by the executive officer or non-employee director;

  •
  Shares of common stock owned indirectly by the executive officer or non-employee director (e.g., by a spouse or other immediate family member residing in the same household or a trust for the benefit of the executive officer or director or his or her family), whether held individually or jointly;

  •
  Time-vesting restricted shares granted under the Company's long-term incentive plans, with the value determined based on the greater of the grant-date value of such shares or the market value of such shares as of the date of determination;

  •
  Shares purchased in the open market; and

  •
  In the case of non-employee directors, shares directly owned by entities, or their affiliates, which are the primary employers of such non-employee directors.

Anti-Hedging Policy

        Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving any of the Company's securities (such as common stock, options to buy or sell common stock, warrants and convertible securities) are completely prohibited with respect to all directors, officers, other employees and consultants of the Company and its subsidiaries. In particular, "short sales" (sales of securities that the seller either does not own at the time of the sale or will not be delivered within 20 days of the sale) are prohibited under the Company's Insider Trading Policy.

        Our Insider Trading Policy applies to all directors, officers, other employees and consultants of the Company and its subsidiaries, and generally prohibits all transactions involving Company-based derivative securities (in particular, options—including exchange-traded options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock), whether or not entered into for hedging or monetization purposes. Prohibited transactions in these derivative securities include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, and writing puts or calls, and transactions in debt that may be convertible into Company common stock. This prohibition was established as the Board feels these derivative security transactions may create the appearance of impropriety in the event of any unusual activity in the underlying equity security. The Policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under a Company equity incentive plan or other substantially similar or related compensation-related transactions as otherwise expressly permitted by the Policy.

        In addition, purchasing the Company's common stock on margin (for example, borrowing money from a brokerage firm or other third party to fund the stock purchase) is strictly prohibited by the Policy, and pledging Company securities as collateral for a loan requires pre-approval from the Audit Committee. Further, persons subject to the Policy who purchase Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa), and the Company recommends that such persons use standing and limit orders (except standing and limit orders under approved Rule 10b5-1 plans) only for a very brief period of time.

Risk Management

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of base salary, performance-based compensation, and benefits that are generally uniform in design and operation throughout our organization and with similarly-situated levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. In addition, the following specific factors applicable to senior management, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market.

  •
  Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of ratable vesting and cliff vesting, each over three-year period.

  •
  An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting over a three-year period. This minimizes the benefit of a temporary spike in stock price.

  •
  The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

  •
  Executive officers are subject to certain holding requirements and our insider trading policy.

        Although a significant portion of the compensation provided to NEOs is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of restricted stock subject to time based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based equity incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an "all or nothing" approach.

Accounting and Tax Considerations of Executive Compensation Decisions

        We account for restricted stock and performance share unit awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), which requires us to estimate the expense of an award over the vesting period applicable to such award.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally imposes a $1 million limit on the amount of compensation paid to "covered employees" (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our executives (and former executives) will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee may conclude that paying compensation at levels in excess of the limits under Section 162(m) is nevertheless in the best interests of the company and our stockholders. It is likely that we will not be able to deduct for federal income tax purposes a portion of the compensation paid to our NEOs in 2019.

2020 Compensation Matters

        For 2020, the Compensation Committee made certain adjustments to the Company's executive compensation programs, including as described below.

Annual Cash Incentives

        On February 27, 2020, the Compensation Committee adjusted the financial performance metrics under the annual cash incentive program for 2020 as follows:

  •
  EBITDA increased by any forecasted EBITDA realized from any incremental capital expenditures or acquisitions approved during the 2020 fiscal year, but not contemplated by the 2020 capital budget; EBITDA goals represent 35% of each NEO's potential award;

  •
  Adjusted free cash flow per share, which consists of operating cash flow, minus net capital expenditures, on a per share basis (adjusted for any non-ordinary course debt issuance), represents 35% of each NEO's potential award;

  •
  Safety metrics based on TRIR with an LTIR modifier represent 10% of each NEO's potential award; and

  •
  Strategic metrics such as capital expenditure management, customer concentration, portfolio positioning and overall management of the business taking into account market conditions, represent 20% of each NEO's potential award.

Long-Term Incentives

        On February 27, 2020, the Compensation Committee revised the performance metrics governing the PSU awards granted to each NEO as follows:

        No change was made for the time-based restricted share awards granted in 2020, which vest ratably over the three years following the date of grant. For the performance-based awards granted in 2020, the Compensation Committee approved grants in the form of PSUs based 50% on our relative return on assets as compared to a predetermined peer group comprised of fourteen companies ("Relative ROA") and 50% on our adjusted free cash flow ("FCF") per share, each over the three-year performance period beginning January 1, 2020 and ending December 31, 2022. The Compensation Committee selected Relative ROA and FCF as the performance metrics for these awards because, while it continues to believe that ROA incentivizes efficient and responsible assessment of capital priorities in line with Company and stockholder interests, Relative ROA better aligns pay for performance in varying market conditions. Additionally, the Compensation Committee has determined FCF is an increasingly important metric which the Company should place emphasis on given its importance to investors and financial markets.

        ROA is calculated based on the percentage obtained by dividing our adjusted net income by our net assets. Adjusted net income is calculated by multiplying 0.79 by our "EBITDA" (as defined in our credit agreement), excluding interest expense and depreciation expense, and net assets is calculated based on our property and equipment, plus our average total current assets, less our current liabilities. Adjusted net income is calculated for our peer group by multiplying 0.79 by the applicable company's publicly disclosed adjusted EBITDA or, if not listed, EBITDA metric, in each case as adjusted in a manner consistent with the adjustments included in the Company's EBITDA, excluding interest expense and depreciation expense.

Achievement under the Relative ROA at the end of the three-year performance period is determined based on the following scale:

Ranking among Peer Group	Earned PSUs (% of Target)
Outside of Top 10	0%
Top 10	50%
Top 7	100%
Top 3	175%

        To determine our ranking among our peer group, Relative ROA will be calculated for the Company and each entity in the peer group as of the end of the performance period. The entities in the peer group and the Company will be arranged by their respective ROA (highest to lowest). Notwithstanding the foregoing, in the event our ROA is less than 5%, no PSUs will be earned under the Relative ROA qualified portion, regardless of the Company's ranking among its peer group.

        FCF is calculated based on our cash flow from operations, determined in accordance with generally accepted accounting principles ("GAAP") or on a non-GAAP basis consistent with our practices (as determined by our Compensation Committee), minus net capital expenditures, including the impact of asset sales in the ordinary course of business. FCF performance means the percentage obtained by dividing (i) the sum of the FCF per share by (ii) the sum of the annual target for each calendar year of the performance period.

FCF Performance Percentage	Percentage of target PSUs Earned
Less than 70%	0%
70%	50%
100%	100%
130%	175%

        The FCF per share value is obtained by dividing (i) FCF for such calendar year by (ii) the number of shares of Class A common stock outstanding. The number of shares of Class A common stock outstanding (i) does not reflect any issuances or repurchases of such during the applicable year of the performance period, unless the target for such year has been adjusted to account for any such issuances or repurchases and (ii) will be increased to account for any non-ordinary course debt borrowed during the applicable year of the performance period by dividing the aggregate total of such debt by the volume weighted average price of the Company's shares of Class A common stock for the thirty (30) days preceding the date of incurrence of such debt.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.

        This report of the Compensation Committee shall not be deemed "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

Compensation Committee of the Board of Directors
Robert Delaney, Chairman David Baldwin, Member Douglas Wall, Member

2019 EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

        The following table summarizes, with respect to our NEOs, information relating to compensation for services rendered in all capacities during the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Holli C. Ladhani	2019	$723,269	$145,000	$2,610,000	—	$439,350	$11,200	$3,928,819
(President and Chief	2018	$656,731	$32,500	$2,292,495	—	$517,969	$11,000	$3,510,695
Executive Officer)	2017	$76,923	$509,963	$1,446,093	$2,889,431	—	—	$4,922,370
John D. Schmitz	2019	$543,750	$108,750	$1,999,621	—	$329,512	—	$2,981,633
(Chairman)	2018	—	—	—	—	—	—	—
	2017	$448,839	$1,250,000	—	—	—	$5,030	$1,703,869
Nick L. Swyka	2019	$324,423	$59,800	$617,500	—	$157,560	$11,200	$1,170,483
(Chief Financial Officer and Senior Vice President)	2018	$183,462	$13,100	$689,990	—	$103,992	$4,154	$994,698
Michael C. Skarke	2019	$299,538	$248,400	$1,200,000	—	$128,640	$25,983	$1,902,561
(Executive Vice President, Water Infrastructure)
Cody J. Ortowski	2019	$423,413	$54,400	$807,500	—	$206,040	$11,200	$1,502,553
(Executive Vice	2018	$356,250	$42,750	$646,711	—	$227,109	$11,000	$1,283,820
President, Business Strategy)	2017	$342,548	$349,037	—	—	—	$6,577	$698,162
David J. Nightingale	2019	$98,883	$223,384	—	—	$40,554	$1,691,400	$2,054,221
(Former Executive	2018	$356,731	$28,000	$635,398	—	$180,600	$11,000	$1,211,729
Vice President, Wellsite Services)	2017	$53,846	$215,579	$854,957	$1,349,272	—	—	$2,473,654
Mitchell M. Shauf	2019	$303,039	$255,850	$1,017,750	—	$153,760	$26,100	$1,756,499
(Executive Vice President, Water Services)

(1)
As set forth in the table below, the amounts reported in this column for 2019 reflect the discretionary component of our 2019 annual incentive program. For Mr. Skarke and Mr. Shauf, they also include bonuses paid pursuant to such NEOs' employment agreements. For Mr. Nightingale, amount also includes a transaction success bonus relating to the divestiture of the Company's Wellsite Services business segment.

Name	Discretionary Bonus under 2019 STI Plan	Employment Agreement	Transaction Success Bonus
Holli C. Ladhani	$145,000	—	—
John D. Schmitz	$108,750	—	—
Nick L. Swyka	$59,800	—	—
Cody J. Ortowski	$54,400	—	—
David J. Nightingale	$13,384	—	$210,000
Michael C. Skarke	$38,400	$210,000	—
Mitchell M. Shauf	$49,600	$206,250	—
(2)
The amounts reported in this column for 2019 represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2019, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The amount reported with respect to PSUs is based on the probable outcome of the applicable performance conditions. Assuming maximum performance of the PSU performance conditions, the grant date fair value of such awards would be as follows: $2,283,736 for Ms. Ladhani; $1,749,668 for Mr. Schmitz; $540,307 for Mr. Swyka; $498,738 for Mr. Skarke; $706,606 for Mr. Ortowski; and $349,120 for Mr. Shauf. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2019, which is included in our Annual Report on Form 10-K for the year ended December 31, 2019. See the section of our CD&A above entitled "2019 Executive Compensation Program—Long-Term Incentives" and the "Grants of Plan-Based Awards" table below for additional information regarding these awards.

(3)
The portion of the 2019 annual cash incentive awards related to achievement of company-wide or segment-wide performance metrics is reflected in this column, with the portion of the 2019 annual cash incentive awards related to individual and discretionary measures is reflected in the "Bonus" column. Mr. Nightingale's payout was pro-rated for the portion of 2019 he was employed by the Company.

(4)
Amounts reported in this column for 2019 represent contributions to the NEO's 401(k) Plan accounts and an Auto Allowance. 401(k) Company-paid contributions for Ms. Ladhani and Messrs. Swyka, Ortowski, Shauf and Nightingale was $11,200 each and for Mr. Skarke was $10,983. For Mr. Nightingale, the amount also includes a lump sum severance payment of $1,680,000 to which he was entitled pursuant to his separation arrangement.

  2019 Grants of Plan-Based Awards

        The table below includes information about awards granted to our NEOs during 2019 under the 2016 Plan and the STI Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Grant Date Fair Value of Stock and Option Awards (#)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Holli C. Ladhani		$232,000	$580,000	$1,160,000
	1/19/2019				78,425	156,850	274,488			$1,304,992
	1/19/2019							156,850		$1,304,992
John D. Schmitz		$174,000	$435,000	$870,000
	5/31/2019				45,737	91,474	160,080			$978,772
	5/31/2019							91,474		$978,772
Nick L. Swyka		$83,200	$208,000	$416,000
	1/19/2019				18,555	37,109	64,941			$308,747
	1/19/2019							37,109		$308,747
Michael C. Skarke		$76,800	$192,000	$384,000
	1/19/2019				17,127	34,254	59,945			$284,993
	1/19/2019							34,254		$284,993
	1/14/2019							82,677	(5)	$653,148
Cody J. Ortowski		$108,800	$272,000	$544,000
	1/19/2019				24,264	48,527	84,922			$403,745
	1/19/2019							48,527		$403,745
David J. Nightingale		$108,800	$280,000	$560,000
Mitchell M. Shauf		$79,360	$198,400	$396,800
	1/19/2019				11,989	23,978	41,962			$199,497
	1/19/2019							23,978		$199,497
	1/14/2019							81,200	(5)	$641,480

(1)
The amounts in these columns reflect the potential threshold, target and maximum payouts with respect to the company-wide (or segment-wide for Mr. Shauf and Mr. Skarke) metrics under the 2019 annual cash incentive program under the STI Plan. The amounts reflected herein do not include amounts that may be earned with respect to the individual and discretionary component of the 2019 annual cash incentive program.

(2)
The amounts in these columns represent the number of PSUs granted in 2019 that would become earned upon achievement of threshold, target and maximum levels of performance. The actual number of PSUs that will become earned and vest will not be determinable until after the close of the three-year performance period on December 31, 2021 and will depend on our ROA performance over that period.

(3)
Except as otherwise described below, these amounts reflect restricted shares granted to the NEOs which vest in one-third increments on each of January 19, 2020, January 19, 2021 and January 19, 2022.

(4)
The amounts shown in this column represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2019, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2019, which is included in our Annual Report on Form 10-K for the year ended December 31, 2019. See the section of our CD&A above entitled "2019 Executive Compensation Program—Long-Term Incentives" and the "Grants of Plan-Based Awards" table below for additional information regarding these awards.

(5)
This amount reflects restricted shares granted to the NEOs which generally vest on January 14, 2022, assuming the service requirement has been satisfied.

        For more information regarding the amount of salary and bonus compensation in relation to the total compensation of our NEOs, see "Compensation Discussion and Analysis—What Guides Our Current

Compensation Structure—Compensation Philosophy." For more information regarding the employment agreements in effect with our NEOs, see "Compensation Discussion and Analysis—2019 Executive Compensation Program—Other Compensation Elements."

Outstanding Equity Awards at 2019 Fiscal Year End

        The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2019.

								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)(3)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holli C. Ladhani	54,145	(1)	—	$15.60	03/14/21
	36,654	(1)	—	$12.77	03/14/21
	14,782	(1)	—	$14.03	03/14/21
	35,968	(1)	—	$13.99	03/14/21
	55,754	(2)	—	$8.97	12/14/25
	142,962		—	$8.66	12/10/26
						192,786	$1,789,054	210,753	$1,955,788
John D. Schmitz	216,853		—	$30.75	01/19/28			91,474	$848,879
	195,749		—	$25.63	01/19/28
	172,244		—	$20.50	01/19/28
Nick L. Swyka			—			55,593	$515,903	53,283	$494,466
Michael C. Skarke	9,549		—	$20.00	01/23/24	124,899	$1,159,063	46,206	$428,792
Cody J. Ortowski	41,920		—	$20.61	05/25/21
	45,235		—	$14.33	07/11/22
	43,163		—	$14.33	05/07/23
						58,665	$544,411	63,733	$591,442
David J. Nightingale	12,502	(2)	—	$23.80	09/28/21
	9,020	(2)	—	$27.71	09/28/21
	39,028	(2)	—	$8.97	09/28/21
	85,777			$8.66	09/28/21			14,940	$134,467
Mitchell M. Shauf	63,509		—	$20.00	01/23/24
						111,439	$1,034,154	33,369	$309,664

(1)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. Approximately one-half of each of these nonqualified stock options was transferred to Ms. Ladhani's spouse pursuant to an Option Transfer Agreement dated November 1, 2017.

(2)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger.

(3)
The awards reported in this column include restricted stock awards (except as designated below) granted to our NEOs under the 2016 Plan, which vest as set forth in the following table, generally subject to the NEO's continued employment with us through the applicable vesting date:

Name	Number of Shares That Vest	Remaining Vesting Schedule
Holli C. Ladhani	35,936	One-half on each of January 19, 2020 and January 19, 2021
	156,850	One-third on each of January 19, 2020, January 19, 2021 and January 19, 2022
Nick L. Swyka	10,782	One-half on each of January 19, 2020 and January 19, 2021
	7,702	May 15, 2021
	37,109	One-third on each of January 19, 2020, January 19, 2021 and January 19, 2021
Michael C. Skarke	7,968	One-half on each of January 19, 2020 and January 19, 2021
	34,254	One-third on each of January 19, 2020, January 19, 2021 and January 19, 2022
	82,677	January 14, 2022
Cody J. Ortowski	10,137	One-half on each of January 19, 2020 and January 19, 2021
	48,527	One-third on each of January 19, 2020, January 19, 2021 and January 19, 2021
Mitchell M. Shauf	6,261	One-half on each of January 19, 2020 and January 19, 2021
	23,978	One-third on each of January 19, 2020, January 19, 2021 and January 19, 2022
	81,200	January 14, 2022
(4)
The amounts in these columns were calculated by multiplying the number of awards reported by $9.28, the closing price of our Class A common stock on the New York Stock Exchange on December 31, 2019.

(5)
The awards reported in this column represent PSUs granted to our NEOs during fiscal years 2018 and 2019 (as provided in the table below). The number of outstanding PSUs reported reflects the target number of PSUs that could be earned under the reported awards, which is estimated based on our ROA achievement for the performance period as of December 31, 2019 and is not necessarily indicative of the actual payout that will be earned, if any, at the end of the performance periods on December 31, 2020 and December 31, 2021.

Name	Number of PSUs in Award at Target	Performance Period
Holli C. Ladhani	53,903	Jan 1, 2018 - Dec 31, 2020
	156,850	Jan 1, 2019 - Dec 31, 2021
John D. Schmitz	91,474	Jan 1, 2019 - Dec 31, 2021
Nick L. Swyka	16,174	Jan 1, 2018 - Dec 31, 2020
	37,109	Jan 1, 2019 - Dec 31, 2021
Michael C. Skarke	11,952	Jan 1, 2018 - Dec 31, 2020
	34,254	Jan 1, 2019 - Dec 31, 2021
Cody J. Ortowski	15,206	Jan 1, 2018 - Dec 31, 2020
	48,527	Jan 1, 2019 - Dec 31, 2021
Mitchell M. Shauf	9,391	Jan 1, 2018 - Dec 31, 2020
	23,978	Jan 1, 2019 - Dec 31, 2021
David J. Nightingale	14,940	Jan 1, 2018 - Dec 31, 2020

2019 Option Exercises and Stock Vested

        The table below reflects restricted shares and restricted stock units granted under the 2016 Plan which vested during the fiscal year ended December 31, 2019. None of our NEOs exercised outstanding stock options during the fiscal year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Holli C. Ladhani	25,981	$377,220
John D. Schmitz	86,564	$1,212,502
Nick L. Swyka	3,792	$44,864
Michael C. Skarke	3,013	$33,155
Cody J. Ortowski	3,566	$42,184
David J. Nightingale	11,037	$155,247
Mitchell M. Shauf	2,368	$377,220

(1)
The value realized on vesting was calculated as the number of restricted shares and restricted stock units that vested (including shares withheld for tax withholding purposes) multiplied by the closing price of our Class A common stock on the applicable vesting date (or the most recent trading date if such vesting date was not a trading date).

Pension Benefits

        The Company has not maintained, and does not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

        The Company has not maintained, and does not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Separation Agreement with Mr. Nightingale

        Following Mr. Nightingale's separation on March 29, 2019 and his subsequent execution and non-revocation of a confirming release of claims, Mr. Nightingale received the following payments and benefits:

  •
  Lump sum payment of $1,680,000;

  •
  Pro-rata payment of Mr. Nightingale's 2019 annual cash incentive award, based on actual business segment performance metrics of the Company, which 2019 annual cash incentive award was $53,937.52;

  •
  Transaction success bonus relating to the divestiture of the Company's Wellsite Services business segment, which was in the amount of $210,000;

  •
  Service requirement satisfaction relating to Mr. Nightingale's PSUs units; and

  •
  Accelerated vesting of 9,960 restricted shares and 28,592 stock options, valued at approximately $110,156 in the aggregate assuming a $9.28 stock price (the closing price of our Class A common stock on December 31, 2019).

Employment Agreements with Ms. Ladhani and Messrs. Swyka, Skarke and Shauf

  Ms. Ladhani

        The employment agreement with Ms. Ladhani provides that if her employment is terminated prior to the expiration of the term by her for "good reason," by notice of non-renewal by the Company or by the Company for any reason other than Ms. Ladhani's death or disability or for "cause," then, subject to her execution and non-revocation of a release within 50 days following such termination, Ms. Ladhani will be entitled to receive the following benefits:

  •
  Lump sum payment in an amount equal to two times (or three times if the termination occurs on or within two years after the occurrence of a "change in control") the sum of her annualized base salary at the time of the termination, payable on the 60th day following her termination of employment;

  •
  Lump sum payment of an amount equal to her unpaid bonus for the prior fiscal year, if any, payable at the same time such bonuses are paid to active executive officers;

  •
  Lump sum payment of an amount equal to two times (or three times if the termination occurs on or within two years after the occurrence of a "change in control") her target bonus for the fiscal year in which the termination occurs, payable on the 60th day following her termination of employment; and

  •
  If Ms. Ladhani elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), monthly reimbursement for up to 18 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active senior executive employees of the Company pay for similar coverage.

        If Ms. Ladhani's employment is terminated for any reason other than those described above, she will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of the employment. The employment agreement provides that, in the event any payments to Ms. Ladhani constitutes an excess parachute payment within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Ms. Ladhani.

        As used in Ms. Ladhani's employment agreements:

  •
  "Cause" means Ms. Ladhani has (1) engaged in gross negligence or willful misconduct in the performance of the her duties, (2) materially breached any material provision of the employment agreement or any other written agreement or Company policy or code of conduct, (3) willfully engaged in conduct that is injurious to the Company or any of its affiliates or (4) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude.

  •
  "Change in control" means (1) the acquisition by any person of 50% or more of either the outstanding shares of the Company or the outstanding voting securities of the Company, (2) the incumbent board members cease for any reason to constitute a majority of the Board, or (3) the consummation of certain transactions unless (a) the pre-transaction owners of the voting securities retain 50% of the outstanding shares and the voting securities and (b) at least a majority of the board of directors of the ultimate parent entity resulting from the transaction were members of the Board at the time of the initial agreement to the transaction. The Rockwater Merger constituted a change in control under the employment agreement with respect to the definition that applied at the time of the Rockwater Merger.

  •
  "Good reason" means (1) a material diminution in Ms. Ladhani's base salary, other than a 10% or less reduction that applies similarly to all of the Company's executive officers or (2) a geographic relocation of Ms. Ladhani's principal place of employment by more than 35 miles, subject to notice and cure provisions.

  Mr. Swyka

        The employment agreement with Mr. Swyka provides that if Mr. Swyka's employment is terminated prior to the expiration of the term by him for "good reason", by the Company without "cause" (and not as a result of the NEO's disability) or as a result of Mr. Swyka's death, then, subject to his execution and non-revocation of a release within 21 days following receipt of such release from the Company, Mr. Swyka will be entitled to receive the following benefits:

  •
  Severance payment equal to the sum of (1) 12 months of his annualized base salary at the time of termination (18 months if such termination is on or within 15 months following the date of a "change in control") and (2) the target bonus under the STI Plan for the year in which the termination occurs (1.5x the target bonus if such termination is on or within 15 months following the date of a change in control), payable in installments over 12 months (or 18 months if such termination is on or within 15 months following the date of a change in control);

  •
  Lump sum payment of a pro-rated portion of his bonus under the STI Plan for the calendar year in which the termination occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to similarly situated employees; and

  •
  If he elects COBRA continuation coverage, monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that similarly situated employees of the Company pay for similar coverage.

        If Mr. Swyka's employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Swyka constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Swyka.

        As used in Mr. Swyka's employment agreement:

  •
  "Cause" means Mr. Swyka's (1) material breach of the employment agreement or any other written agreement with the Company, (2) breach of any law applicable to the workplace or employment relationship or breach of any policy or code of conduct, (3) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (4) commission of, or conviction or indictment of him for, or plea of nolo contendre by him to, any felony or crime involving moral turpitude, or (5) failure to perform his obligations or follow any lawful directive from the Company, subject to a notice and cure provision.

  •
  "Change in control" generally has the meaning that applies for purposes of the equity incentive plan awards described below.

  •
  "Good reason" means (1) a material diminution Mr. Swyka's base salary, (2) a material diminution in Mr. Swyka's title or authority, duties and responsibilities, (3) a geographic relocation of Mr. Swyka's principal place of employment by more than 50 miles or (4) a material reduction in Mr. Swyka's target bonus under the STI Plan, subject, in each case, to notice and cure provisions.

  Messrs. Skarke and Shauf

        The employment agreements with Mr. Skarke and Mr. Shauf provide that if a NEO's employment is terminated prior to the expiration of the term by the NEO for "good reason", by the Company without "cause" (and not as a result of the NEO's disability) or as a result of the NEO's death, then, subject to the NEO's execution and non-revocation of a release within 21 days following receipt of such release from the Company, the NEO will be entitled to receive the following benefits:

  •
  Severance payment equal to the sum of (1) the lesser of (A) 12 months of the NEO's annualized base salary at the time of termination or (B) the number of months remaining in the term of the NEO's respective employment agreement and (2) the target bonus under the STI Plan for the year in which the termination occurs, payable in installments over 12 months;

  •
  If the NEO elects COBRA continuation coverage, monthly reimbursement for up to 12 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that similarly situated employees of the Company pay for similar coverage.

        If Mr. Skarke's or Mr. Shauf's employment is terminated for any reason other than those described above, the NEO will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of the NEO's employment. The employment agreements provide that, in the event any payments to the NEO constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for the NEO.

        As used in Mr. Skarke's and Mr. Shauf's employment agreements:

  •
  "Cause" means (1) the NEO's material breach of the employment agreement or any other written agreement with the Company, (2) the NEO's breach of any law applicable to the workplace or employment relationship or breach of any policy or code of conduct, (3) the NEO's gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (4) the commission by the NEO of, or conviction or indictment of the NEO for, or plea of nolo contendre by the NEO to, any felony or crime involving moral turpitude, or (5) the NEO's failure to perform the NEO's obligations or follow any lawful directive from the Company, subject to a notice and cure provision.

  •
  "Good reason" means (1) a material diminution in the NEO's base salary, (2) a material diminution in the NEO's title or authority, duties and responsibilities, (3) a geographic relocation of the NEO's principal place of employment by more than 50 miles, (4) a relocation of NEO's principal residence required by Company, (5) a material reduction in the NEO's target bonus under the STI Plan, or (6) a material breach by the Company of any material provisions of NEO's employment agreement or other written agreement between NEO and the Company, subject, in each case, to notice and cure provisions.

Equity Incentive Plan Awards

Substitute Rockwater Awards

        Ms. Ladhani and Mr. Nightingale received substitute stock options and restricted stock awards under the 2016 Plan in connection with the Rockwater Merger as a replacement for stock options and restricted stock awards originally granted by Rockwater that were cancelled in connection with the Rockwater Merger. With respect to their exercisable stock options, if the NEO's employment is terminated for any reason (other than a termination for "cause"), the NEO shall be entitled to exercise his or her stock options through the expiration date; provided, however, that with respect to one grant of exercisable stock options to Ms. Ladhani (covering 17,984 shares), if Ms. Ladhani's employment is terminated for any reason (other than a termination for cause), Ms. Ladhani shall be entitled to exercise her stock options for a period of only 90 days (or in the event Ms. Ladhani dies or becomes disabled, only 12 months) following the date of such termination of employment. With respect to each NEO's unexercisable stock options, if the NEO's employment is terminated for any reason (other than a termination for cause), such stock options shall become exercisable and the NEO shall be entitled to exercise their stock options through the expiration date. With respect to Ms. Ladhani's unvested restricted stock awards, if Ms. Ladhani's employment is terminated for any reason (other than a termination for cause), such restricted shares will become fully vested. Mr. Nightingale's stock options and restricted stock awards vested pursuant to the above upon his termination from the Company on March 29, 2019.

  Messrs. Schmitz's, Skarke's, Ortowski's and Shauf's Stock Options

        The outstanding stock options held by each of Messrs. Schmitz, Skarke, Ortowski and Shauf, if any, will become fully vested and exercisable if the NEO's employment is terminated as a result of such NEO's death or disability and will remain outstanding and exercisable until the earliest to occur of (1) the expiration of the option and (2) the first anniversary of the date of termination. Upon any other termination of employment for cause, the outstanding stock options held by each of Messrs. Schmitz, Skarke, Shauf and Ortowski, to the extent vested, will remain outstanding and exercisable for 30 days following the date of such termination, and to the extent unvested, will be automatically forfeited upon such termination.

  Performance Share Units

        Upon a termination of an NEO's employment as a result of (1) a termination by the Company without cause, (2) a resignation for "good reason," or (3) such NEO's death or disability, the service requirement with respect to the PSUs shall be deemed to be satisfied, and such PSUs shall remain outstanding and subject to actual performance through the end of the applicable performance period. Upon an NEO's "retirement," the service requirement with respect to a pro-rata portion of the NEO's target PSUs shall be deemed to be satisfied, and such pro-rata portion shall remain outstanding and subject to actual performance through the end of the applicable performance period.

        Upon a "change in control," a pro-rata portion of the target PSUs held by the NEOs will become earned to the extent the performance goal has been achieved as of the change in control date assuming the performance period ended on the date of such change in control. The remaining pro-rata portion of the target PSUs shall remain outstanding following such change in control; provided that, if the Company does not continue following such change in control, the surviving, continuing or purchasing entity shall provide for a replacement or substitute award on substantially similar terms to the PSUs.

  Restricted Stock Awards

        The unvested restricted shares held by our NEOs will become fully vested if the NEO's employment is terminated as a result of such NEO's death or disability. Additionally, if the NEO is terminated by the Company without cause or resigns for good reason within the two-year period following a change in control, the unvested restricted shares will become fully vested. Upon an NEO's retirement, a pro-rata portion of the unvested restricted shares will become vested.

        As used in the foregoing equity incentive plan awards:

  •
  "Cause" for purposes of the substitute Rockwater awards has the meaning provided in Ms. Ladhani's employment agreement. "Cause" for purposes of the other awards has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists, means that the NEO has (1) engaged in gross negligence or willful misconduct in the performance of the NEO's duties, (2) materially breached any material provision of a written agreement between the NEO and the Company or corporate policy or code of conduct, (3) willfully engaged in conduct that is materially injurious to the Company or its affiliates, or (4) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonesty or moral turpitude.

  •
  "Change in control" means the occurrence of any of the following: (1) acquisition by any person of securities possessing more than 50% of the total voting power of the Company, (2) a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by at least a majority of the members of the Board prior to the date of such appointment or election, (3) consolidation, merger or other transaction involving the Company if, after such transaction, the stockholders immediately prior to such transaction do not possess ownership of securities representing at least 50% of the voting power of the Company or surviving or continuing corporation, (4) sale of all or substantially all of the assets of the Company, or (5) a liquidation, dissolution or winding up of the Company. For purposes of the PSUs, a change in control must also constitute a "change in control event" for purposes of Section 409A of the Code.

  •
  "Disability" has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists means the NEO's inability to perform his duties, with reasonable accommodation, due to mental or physical impairment that continues (or can reasonably be expected to continue) for (1) 90 consecutive days or (2) 180 days out of any 365-day period.

  •
  "Good reason" has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists means (1) a material diminution in the NEO's base salary or (2) a geographic relocation of the NEO's principal place of employment by more than 50 miles, subject, in each case, to notice and cure provisions.

  •
  "Retirement" means the NEO's voluntary resignation on or after attaining age 55 and completing 10 or more full years of service with the Company or its affiliates.

        The foregoing description is not intended to be a comprehensive summary of the employment agreements or equity incentive plan awards and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each NEO (other than Mr. Nightingale, whose actual severance benefits are described above) in the event of a termination of employment or a change in control of the Company had occurred on December 31, 2019, over and above any payments or benefits such NEO would otherwise already have been entitled to or vested in on such date under any employment agreement, equity incentive plan award or other plan of the Company.

Name	Death or Disability	Retirement	Termination without Cause; Resignation for Good Reason(1)	Termination without Cause; Resignation for Good Reason within the CIC Protection Period(2)	Change in Control
Holli C. Ladhani
Cash Severance(3)	—	—	$2,900,000	$4,350,000	—
COBRA Reimbursements(4)	—	—	$0	$0	—
Accelerated Equity(5)	$1,137,106	$1,137,106	$—	$1,137,106	—
PSUs at Threshold(6)	$922,042	$922,042	$922,042	$922,042	—
TOTAL	$2,059,148	$2,059,148	$3,822,042	$6,409,148	—
John D. Schmitz
PSUs at Threshold(6)	$424,439	$424,439	$424,439	$424,439	—
Nick L. Swyka
Cash Severance(3)			$720,000	$900,000	—
COBRA Reimbursements(4)			$23,673	$23,673	—
Accelerated Equity (5)	$351,081	$351,081	$—	$351,081	—
PSUs at Threshold(6)	$247,233	$247,233	$247,233	$247,233	—
TOTAL	$598,314	$598,314	$990,906	$1,521,987	—
Michael C. Skarke
Cash Severance(3)			$558,000	$558,000	—
COBRA Reimbursements(4)			$21,033	$21,03	—
Accelerated Equity(5)	$1,137,106	$1,137,106	$767,243	$1,137,106
PSUs at Threshold(6)	$214,396	$214,396	$214,396	$214,396	—
TOTAL	$1,351,502	$1,351,502	$1,560,672	$1,930,535	—
Cody J. Ortowski
Accelerated Equity(5)	$347,248	$347,248	$—	$347,248	—
PSUs at Threshold(6)	$295,721	$295,721	$295,721	$295,721	—
TOTAL	$642,969	$642,969	$295,721	$642,969	—
Mitchell M. Shauf
Cash Severance(3)	—	—	$576,000	$576,000	—
COBRA Reimbursements(4)	—	—	$13,175	$13,175	—
Accelerated Equity(5)	$930,923	$930,923	$753,536	$930,923	—
PSUs at Threshold(6)	$154,832	$154,832	$154,832	$154,832	—
TOTAL	$1,085,755	$1,085,755	$1,497,543	$1,674,930	—

(1)
With respect to Ms. Ladhani, a termination as a result of a non-renewal of the employment agreement by the Company will also be eligible for the benefits set forth in this column.

(2)
The "CIC Protection Period" with respect to the employment agreements and the restricted stock awards is the two-year period following a change in control for Ms. Ladhani and the 15-month period following a change in control for Mr. Swyka.

(3)
These amounts are calculated based on the applicable multiplier and the NEO's base salary as of December 31, 2019, as well as a pro-rata portion of the actual 2019 annual cash incentive award earned by the NEO. Because we have assumed that the termination occurred on December 31, 2019, this reflects the full amount of the actual 2019 annual cash incentive award.

(4)
The COBRA reimbursement amounts are based on premiums and elections as of December 31, 2019, which are assumed for purposes of this table to remain the same throughout the applicable reimbursement period.

(5)
These amounts are calculated by multiplying $9.28, the closing price of our Class A common stock on December 31, 2019, by the number of restricted shares and restricted stock units that vest upon the applicable termination or event. Because all outstanding, unvested stock options held by our NEOs had an exercise price greater than $9.28, no value is attributed to any accelerated vesting of such stock options upon any termination or a change in control.

(6)
These amounts are calculated by multiplying $9.28, the closing price of our Class A common stock on December 31, 2019, by the threshold number of PSUs which have the service requirement satisfied upon the applicable termination or event.

CEO Pay Ratio

        Our CEO had annual total compensation for 2019 of $3,928,819, as reflected in the 2019 Summary Compensation Table ("CEO Compensation"). We estimate that the median of annual total compensation for 2019 for all employees of the Company and its consolidated subsidiaries as of December 31, 2019 (the "Determination Date"), excluding our CEO, was $74,114, which amount comprises all applicable elements of compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K (the "Median Annual Compensation"). The ratio of the CEO Compensation to the Median Annual Compensation was approximately 53:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

        To identify the employee who received the Median Annual Compensation (the "Median Employee"), we measured annual base pay (consisting of regular base earnings and overtime) based on the final payroll period of the year ending on December 31, 2019, and annualized for 26 payroll periods, for 3,851 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we also annualized compensation for employees who worked less than all of 2019 (other than temporary employees) based on reasonable assumptions and estimates relating to our employee compensation program, including new hires.

DIRECTOR COMPENSATION

        We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. In May 2019, we adopted a comprehensive director compensation policy for our non-employee directors, which consists of:

  1.
  Annual cash retainer of $50,000;

  2.
  Annual grants of restricted shares generally subject to a one-year vesting period with an aggregate value of $150,000 at the date of grant;

  3.
  Supplemental retainer of $12,500 for the chair of each of the Audit Committee and Compensation Committee;

  4.
  Supplemental retainer of $10,000 for the chair of the Nominating & Governance Committee; and

  5.
  Supplemental retainer of $100,000 for the Chairman of the Board.

        Other than the addition of the $100,000 supplemental retainer for the Chairman of the Board, which was implemented on December 31, 2019, the director compensation policy was unchanged from the policy in effect for 2018.

        Accordingly, on May 10, 2019, each of our non-employee directors received restricted stock awards under the 2016 Plan with an aggregate fair market value of approximately $150,000 on the applicable date of grant. These restricted stock awards will vest on the first anniversary of the date of grant, May 10, 2020. As discussed above under "Compensation Discussion and Analysis—Other Compensation-Related Guidelines and Policies—Stock Ownership and Retention Guidelines," our non-employee directors are subject to certain stock ownership and retention requirements.

        All members of our Board are also be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their services to us. Additionally, we purchase and maintain directors' and officers' liability insurance for, and provide indemnification to, each member of our Board.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David C. Baldwin	$48,973	$150,898	$199,871
Richard A. Burnett	$61,216	$150,898	$212,114
Robert V. Delaney (2)	$43,408	$150,898	$194,306
Adam J. Klein (2)	$34,726	$150,898	$185,624
Keith O. Rattie	$58,767	$150,898	$209,665
David A. Trice	$48,973	$150,898	$199,871
Douglas J. Wall	$48,973	$150,898	$199,871

(1)
The amounts in this column reflect the aggregate grant date fair value of the restricted shares granted on May 10, 2019 to each of our non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated and combined financial statements for the year ended December 31, 2019, which is included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. Each of our non-employee directors held 13,295 unvested restricted shares as of December 31, 2019. Additionally, the aggregate number of options held by our non-employee directors as of December 31, 2019 is as follows: Mr. Baldwin, 0; Mr. Burnett, 5,334; Mr. Rattie, 19,770; Mr. Trice, 17,434; and Mr. Wall, 37,507.

(2)
This director has assigned all rights, title and interests in the stock awards listed in this table to Crestview Advisors, L.L.C.

EQUITY COMPENSATION PLAN INFORMATION

        Our only equity compensation plans are the 2016 Plan and the Select Energy Services, Inc. Employee Stock Purchase Plan (the "ESPP"). The 2016 Plan was approved by our stockholders prior to our initial public offering but has not been approved by our public stockholders; however, the First Amendment to the 2016 Plan was approved by our public stockholders in October 2017. The ESPP was approved by our stockholders on May 4, 2018. Please see Note 11 to our consolidated and combined financial statements for the fiscal year ended December 31, 2019, entitled "Equity-Based Compensation," which is incorporated by reference, for a description of our equity compensation plans.

        The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2019:

	(a)	(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders
Employee Stock Purchase Plan	—	—		2,177,029
Equity compensation plans not approved by security holders 2016 Equity Incentive Plan	3,797,319	15.95	(3)	1,611,860	(4)

Total	3,797,319	15.95		3,788,889	(4)

(1)
This column reflects all shares of Class A common stock subject to stock options, performance share units and restricted stock units granted under the 2016 Plan outstanding as of December 31, 2019. Performance share units are reflected based on maximum performance achievement, which may overstate dilution associated with such awards.

(2)
This column reflects the total number of shares of Class A common stock (i) subject to outstanding rights under the ESPP and (ii) remaining available for issuance under the 2016 Plan and the ESPP. Shares remaining available under the 2016 Plan may be issued other than with respect to options, warrants or rights.

(3)
Only stock options have an exercise price.

(4)
This column's total shall be increased by 4,000,000 shares should our stockholders approve the amendment to our 2016 Equity Incentive Plan as provided in Proposal 3 of this proxy statement.

 STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total stockholder return for Select Energy Services, Inc. since its IPO on April 20, 2017 reflecting the Company's Class A common stock, based on the market price of the Class A common stock and assuming reinvestment of dividends, with the cumulative total stockholder return of companies with the New York Stock Exchange Market Value Index (Select Energy's broad equity market index) and the Philadelphia Stock Exchange Oil Service Sector Index.

OTHER MATTERS

        Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Householding Information

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, 1233 West Loop South, Suite 1400, Houston, Texas 77027, or via telephone at 713-235-9500, to inform us of his or her request; or

  •
  If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

        We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The annual and quarterly reports and other reports and information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system and are publicly available on the SEC's website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investors.selectenergyservices.com.

        Any requests for copies of information, reports or other filings with the SEC should be directed to Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

By Order of the Board of Directors, Adam R. Law Senior Vice President, General Counsel & Corporate Secretary

Houston, Texas—March 27, 2020

Appendix A

SECOND AMENDMENT TO
SELECT ENERGY SERVICES, INC.
2016 EQUITY INCENTIVE PLAN

        WHEREAS, Select Energy Services, Inc. (the "Company") maintains the Select Energy Services, Inc. 2016 Equity Incentive Plan (the "2016 Equity Incentive Plan"); and

        WHEREAS, the Company desires to amend the 2016 Equity Incentive Plan in certain respects; and

        WHEREAS, the Board of Directors of the Company has authorized the amendment of the 2016 Equity Incentive Plan to increase the number of shares of Stock (as defined in the 2016 Equity Incentive Plan) that may be issued under the 2016 Equity Incentive Plan by 4,000,000 shares, subject to stockholder approval.

        NOW, THEREFORE, subject to approval by the Company's stockholders, the 2016 Equity Incentive Plan is hereby amended effective as of May 8, 2020, subject to stockholder approval, as follows:

  1.
  Section 4(a) of the 2016 Equity Incentive Plan shall be amended in its entirety to read as follows:

            "(a) Number of Shares Available for Delivery.    Subject to adjustment in a manner consistent with Section 8, the total number of shares of Stock reserved and available for delivery with respect to Awards is equal to (i) 8,600,000 shares of Stock plus (ii) 8% of any shares of Stock sold by the Company in any underwritten public offering pursuant to an effective registration statement under the Securities Act that occurs following the Effective Date (such result, as amended from time to time, the "Share Pool"), and all of the shares of Stock in the Share Pool shall be available for the issuance of shares upon the exercise of ISOs. Notwithstanding any provision herein, subject to the listing rules of the stock exchange, if any, on which the Stock is listed, shares of Stock delivered with respect to Substitute Awards granted in assumption of, or in substitution for, awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate shall not reduce the number of shares of Stock in the Share Pool; provided, however, that such Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as ISOs shall count against the limitation with respect to shares that may be issued upon the exercise of ISOs provided in Section 4(a). Subject to the listing rules of the stock exchange, if any, on which the Stock is listed, a number of shares under a pre-existing stockholder-approved plan of an entity directly or indirectly acquired by the Company or any Affiliate as a result of a merger, consolidation or acquisition equal to the shares remaining available for delivery under such pre-existing stockholder-approved plan as of the date of the consummation of such transaction (as appropriately adjusted to reflect such transaction) may, if and to the extent permitted by the Board, be delivered with respect to Awards under the Plan and such shares shall not reduce the number of shares of Stock in the Share Pool; provided, however, that such Awards shall not be made after the date awards or grants could have otherwise been made under the terms of such pre-existing stockholder-approved plan, absent the transaction."

  2.
  Except as amended hereby, the 2016 Equity Incentive Plan is specifically reaffirmed.

        [Remainder of Page Intentionally Left Blank]

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SELECT ENERGY SERVICES, INC. 1233 WEST LOOP SOUTH SUITE 1400 HOUSTON, TX 77027 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06054-P36549 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SELECT ENERGY SERVICES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect nine director nominees to the Board of Directors of Select Energy Services, Inc.; For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! Yes ! ! ! ! ! ! ! ! ! ! No ! ! ! ! ! ! ! ! ! 1a. John D. Schmitz For Against Abstain 2. To ratify the appointment of Grant Thornton LLP as t he in depe ndent publ ic a cco unti ng f irm o f Select Energy Services, Inc. for fiscal year 2020; To approve an amendment to the Select Energy Services 2016 Equity Incentive Plan to increase the number of shares of Select Energy Services Class A common stock that may be issued under our 2016 Equity Incentive Plan by 4,000,000 shares. ! ! ! ! ! ! 1b. Holli C. Ladhani 1c. Robert V. Delaney 3. 1d. David C. Baldwin 1e. Douglas J. Wall NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 1f. Richard A. Burnett 1g. Keith O. Rattie 1h. David A. Trice 1i. Troy W. Thacker Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D06055-P36549 SELECT ENERGY SERVICES, INC. Annual Meeting of Stockholders May 8, 2020 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John D. Schmitz and Holli C. Ladhani, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECT ENERGY SERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on May 8, 2020 at 1233 West Loop South, Suite 600, Houston, Texas 77027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side